UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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POWER SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

August 9, 2012

Dear Stockholder:

On behalf of the Board of Directors of Power Solutions International, Inc., I cordially invite you to attend the 2012 Annual Meeting of Stockholders of Power Solutions International, Inc., which will be held on August 29, 2012, at 10:00 a.m., Central Time, at the offices of Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, Illinois 60191.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe matters that we expect will be acted upon at the Annual Meeting.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please complete, sign and date the enclosed proxy card and promptly return it via mail, fax or email according to the instructions on the proxy card, whether or not you plan to attend the Annual Meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Power Solutions International, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

August 9, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 29, 2012

To the Stockholders of

Power Solutions International, Inc.:

The Annual Meeting of Stockholders of Power Solutions International, Inc. (the “Company”) will be held on August 29, 2012, at 10:00 a.m., Central Time, at the offices of the Company, 201 Mittel Drive, Wood Dale, Illinois 60191, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To re-elect Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2013 Annual Meeting of Stockholders;

(2) To approve the Power Solutions International, Inc. 2012 Incentive Compensation Plan; and

(3) To ratify the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2012.

Your vote is important. All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly via mail, fax or email according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on July 25, 2012 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

August 9, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Power Solutions International, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on August 29, 2012, at the offices of the Company, 201 Mittel Drive, Wood Dale, Illinois 60191, and at any adjournments or postponements thereof. You may obtain directions to the meeting location from our website www.powersint.com in the “Contact Us” section, or by calling (630) 787-5335. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about August 9, 2012. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Power Solutions International, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2012

The Company’s Proxy Statement for the Annual Meeting of Stockholders

to be held on August 29, 2012 is available at:

http://www.powersint.com/proxy

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation
1	To consider and vote upon a proposal to re-elect each of Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2013 Annual Meeting of Stockholders	FOR

2	To consider and vote upon a proposal to approve the Power Solutions International, Inc. 2012 Incentive Compensation Plan	FOR

3	To consider and vote upon a proposal to ratify the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2012	FOR

Who is entitled to vote?

Only stockholders of record as of the close of business on July 25, 2012 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date for the Annual Meeting, we had 9,064,537 shares of our common stock outstanding, and there were no other outstanding classes of stock that are entitled to vote at the Annual Meeting. A record holder of outstanding shares of our common stock on the record date is entitled to one vote per share held on each matter to be considered. As a result, the total number of votes that may be cast by holders of our common stock for the proposals to be voted on at the Annual Meeting is 9,064,537 votes.

Shares held as of the record date include shares that are held directly in your name as the registered stockholder of record on the record date and those shares of which you are the beneficial owner on the record date and which are held through a broker, bank or other institution, as nominee, on your behalf, that is considered the stockholder of record of those shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record

If shares of our common stock are registered directly in your name with the transfer agent for our common stock, Pacific Stock Transfer Company, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owners

If shares of our common stock are held in a stock brokerage account, by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods which the broker or other nominee offers as options. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in ‘street name’?”

How do I vote if I am a stockholder of record?

Stockholders of record can vote their shares by either voting in person at the Annual Meeting or by proxy according to the instructions on the enclosed proxy card.

Proxies must be returned to Pacific Stock Transfer Company, the transfer agent for our common stock, no later than 3:00 p.m. Pacific Standard Time on Tuesday, August 28, 2012 via one of the following methods:

•	Using the enclosed envelope, mail to 4045 S. Spencer # 403, Las Vegas, NV 89119

•	Fax to (702) 433-1979, Attention: Ralleigh Grandberry IV

•	Scan and e-mail to Ralleigh@pacificstocktransfer.com.

A stockholder should complete and return the enclosed proxy card promptly via one of the above methods. Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this proxy statement and on the proxy card.

Gary S. Winemaster and Daniel P. Gorey, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board to serve in such capacity. Mr. Winemaster is an officer and director of the Company, and Mr. Gorey is an officer of the Company.

How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in “street name”?

If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees (but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “What is a ‘broker non-vote’?”

Can I revoke my proxy?

Yes. You can revoke your proxy and change your vote prior to the Annual Meeting by:

•

Sending a written notice of revocation to our Secretary, Kenneth J. Winemaster, at the address shown on the Notice of the Annual Meeting of Stockholders (the notification must be received by the close of business on August 28, 2012);

•	Voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy); or

•	Submitting a new, properly signed and dated proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

Who will count the votes?

A partner from our legal counsel, Katten Muchin Rosenman LLP, will act as the inspector of election who will count the votes at the Annual Meeting.

Is my vote confidential?

Your vote will not be disclosed except (1) as needed to permit the inspector of election to tabulate and certify the vote and (2) as required by law.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of stockholders representing a majority of the votes that could be cast by the holders of the shares entitled to vote is necessary to constitute a quorum for the transaction of business. Accordingly, the presence of 4,532,269 shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, to be elected, each of the director nominees, Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt, must receive a plurality of the votes of shares cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected. In other words, assuming there are no other candidates for election as directors other than the persons named in the enclosed proxy card and each of those persons receives at least one vote, all of them will be elected to our Board.

Proposal No. 2: Approval of 2012 Incentive Compensation Plan. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote is required to approve the Power Solutions International, Inc. 2012 Incentive Compensation Plan.

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote is required to ratify the appointment of McGladrey LLP as the independent auditors of our financial statements for the fiscal year ending December 31, 2012.

What other matters might arise at the meeting?

At the date of this proxy statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What if I mark abstain on my proxy card for a proposal?

Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present and for purposes of voting on Proposal No. 2 and Proposal No. 3. Accordingly, abstentions marked on a proxy card with respect to Proposal No. 2 or Proposal No. 3 will have the same effect as votes against Proposal No. 2 or Proposal No. 3, as applicable.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on those matters, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Each of Proposal No. 1 and Proposal No. 2 is considered a “non-routine” matter. As a result, brokers that do not receive instructions with respect to Proposal No. 1 or Proposal No. 2 from their customers will not be entitled to vote on such proposal, and any such “broker non-votes” will have no effect on the voting on these proposals. Proposal No. 3: Ratification of Auditors is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.

The Board strongly encourages you to vote your shares and exercise your right to vote as a stockholder on each of these proposals.

Who can attend the Annual Meeting?

All stockholders of record as of July 25, 2012, or their duly appointed proxies, may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting no later than August 19, 2012, and continuing until the Annual Meeting, at our principal executive offices located at 201 Mittel Drive, Wood Dale, Illinois 60191. Please note that, if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring valid picture identification and evidence of your share ownership as of the record date, such as a copy of a brokerage statement.

How will the results of voting be published?

We will disclose voting results by filing a current report on Form 8-K with the SEC within four business days following the Annual Meeting. If on the date of filing this current report on Form 8-K the inspector of elections for the Annual Meeting has not certified the voting results as final, we will indicate in the filing that the results are preliminary and publish the final results in a subsequent current report on Form 8-K, which we will file within four business days after the final voting results are known.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2011 (“fiscal 2011”), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and the NASDAQ Stock Market (“NASDAQ”) and other corporate governance recommendations. In January 2012, the Board adopted the corporate governance documents described below.

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, our board’s composition, qualifications and responsibilities, independence of directors, stock ownership guidelines, director compensation and communications between stockholders and our directors.

•	Board Committee Charters. The Board has adopted charters for its Audit Committee and its Compensation Committee.

•

Code of Ethics. Our Code of Ethics for Principal and Senior Financial Officers articulates standards of business and professional ethics applicable to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Finance, Vice President of Finance and all other senior financial officers of our company. This Code functions as our “code of ethics for senior financial officers” under Section 406 of the Sarbanes-Oxley Act of 2002 and our “code of ethics” within the meaning of Item 406 of Regulation S-K.

The full text of the Corporate Governance Guidelines, the Board Committee charters and our Code of Ethics are available in full text on our website at www.powersint.com in the “Corporate Governance” section. Our website also provides information on how to contact us and other items of interest to investors. We make available on our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after we file these reports with the SEC.

What is the composition of the Board?

The Board currently consists of five directors, with each director serving until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified.

The Board has nominated Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt for re-election to the Board at the Annual Meeting and is recommending that you elect each of Messrs. Winemaster, Landini, Greenawalt and Hansen and Ms. Vogt for a one-year term (and until his or her successor shall be elected and qualified) at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

We are not subject to the listing requirements of any national securities exchange and, as a result, our board of directors is not currently required to be composed of a specified number of “independent directors.” Pursuant to the purchase agreement for the private placement, we agreed to take action such that, no later than 180 days following the closing of the private placement, our board of directors would consist of five or greater directors, a majority of whom will constitute “independent directors” as defined by the marketplace rules of The NASDAQ Stock Market. Accordingly, and because we are not a listed issuer, we have chosen to use the applicable independence requirements of The NASDAQ Stock Market to determine whether or not our directors and committee members are independent. Our board of directors has determined that each of Mr. H. Samuel Greenawalt, Mr. Jay Hansen and Ms. Mary Vogt is a non-employee director who meets the applicable independence requirements for directors of The NASDAQ Stock Market, and has determined that Gary Winemaster and Kenneth Landini do not meet such standards.

Discussed below is the composition of each of our audit committee and compensation committee, including as to the independence of each of the members of those committees. We do not currently have a separately designated nominating committee.

In addition to the NASDAQ independence requirements, we also apply the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.powersint.com in the “Corporate Governance” section and are substantially similar to the NASDAQ director independence requirements. In the event our common stock becomes listed on a national securities exchange, the composition of our board of directors, audit committee and compensation committee, and any future nominating committee, will be subject to the corporate governance provisions of such exchange, including rules relating to the independence of directors. Pursuant to the purchase agreement for the private placement, we have agreed to use our reasonable best efforts to list our common stock for trading on a national securities exchange as soon as reasonably practicable after we meet the initial quantitative listing standards of any such exchange. However, we cannot be certain if or when we will meet such initial listing standards or receive approval to list our common stock on any national securities exchange.

Do independent directors meet separately in regularly scheduled executive sessions?

Yes. The independent directors meet, without the presence of any director who is not independent, for a session at each regularly scheduled Board meeting and at various other times throughout the year if deemed necessary.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board, or any individual member or members of the Board, by sending a letter to Power Solutions International, Inc. Board, c/o the Chief Financial Officer, Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191. The Chief Financial Officer will receive the correspondence and forward it to the Board or specified Board member or members to whom the communication is addressed.

How often did the Board meet in fiscal 2011?

During fiscal 2011, the Board met four times. During fiscal 2011, each director who served on the Board during fiscal 2011 attended at least 75% of the aggregate of (1) the total number of meetings held by the Board during the period in which such individual was a director, and (2) the total number of meetings held by all committees of the Board on which he served during the period in which such individual served on such committee.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. We did not hold an annual meeting of our stockholders in 2011. The full text of the Corporate Governance Guidelines is available on our website at www.powersint.com in the “Corporate Governance” section.

What is the Board’s leadership structure, and why is it the best structure for the Company at this time?

Gary S. Winemaster currently serves as both our Chief Executive Officer (“CEO”) and our Chairman of the Board (“Chairman”). Under our Corporate Governance Guidelines, the Board has the flexibility to determine whether or not to separate the roles based on circumstances which exist from time to time. Separation of the roles is not required, but may be appropriate under certain circumstances. At this time, the Board believes that having one individual serve as both Chairman and CEO is the best governance model for the Company. Due to the varied and complex nature of the Company’s business, the Board believes the CEO is in the best position to lead most effectively and to serve in the critical role of Chairman. Having a Chairman who also serves as CEO facilitates timely communication with other directors on critical business matters. The Board believes that leadership of both the Board and the Company by Mr. Winemaster is the optimal structure to guide the Company and maintain the focus needed to achieve our business goals. The Board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors.

Because Mr. Winemaster serves as both our Chairman and as our CEO, the non-management directors have designated Kenneth W. Landini, who is neither an officer nor an employee of the Company, to serve as “Lead Outside Director.” Although the Board has determined that Mr. Landini does not meet the applicable independence requirements of The NASDAQ Stock Market, the Board believes that, given his long history with, and deep knowledge of, the Company and its management, and in light of the Company’s recent transition to public company status and establishment of a majority-independent Board, Mr. Landini is the best candidate to serve as the Company’s Lead Outside Director at this time. As Lead Outside Director, Mr. Landini is responsible for (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of non-management directors, (ii) serving as a liaison between the Chairman of the Board and the non-management directors, (iii) approving information sent to the Board as a whole, (iv) calling meetings of non-management directors, (v) approving meeting agendas for the Board, (vi) approving meeting schedules for the Board and, (vii) if requested by significant stockholders of the Company, being available for consultation and direct communication with such stockholders (subject to compliance with applicable Company policies). As CEO, Mr. Winemaster manages and directs the day-to-day operations of the Company and is responsible for leading strategic business decisions. As Chairman, Mr. Winemaster also serves as a member of the Board and is the primary liaison between the Board and our management. Under our corporate governance guidelines, the Board has the discretion to, and may in the future, determine that another leadership structure is appropriate.

What is the Board’s role in risk oversight?

From time to time, we are exposed to risks, including strategic, operational, financial, legal, regulatory and compliance risks. The Board as a whole, as well as the committees thereof, is responsible for overseeing our risk management process and evaluating whether this process, as designed, is adequate to effectively manage the risks that we face. Our management is responsible for developing and implementing the Company’s plans and processes for risk management and is responsible for preparing and delivering reports directly to the Audit Committee and the Board with respect to risk management.

Throughout the year, the Board and the committees to which it has delegated responsibility will conduct risk assessments and discuss identified risk and how to eliminate or mitigate such risks, within such areas as operational, financial performance, financial reporting, legal, regulatory and strategic. The Board will review with management its plans and processes for managing risk. In addition, while our Board is ultimately responsible for overseeing our risk management, the committees of our Board will assist the Board in fulfilling this responsibility by evaluating and assessing risks within their respective areas of responsibility and advising the Board of any significant risks.

For example, the recently-formed Audit Committee will focus on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting. The newly-formed Compensation Committee will consider risks relating to the Company’s compensation programs and policies, and evaluate whether our compensation programs are designed so employees are incentivized to make decisions that lead to long-term value for our stockholders, without encouraging excessive risk-taking.

What are the committees of the Board and what are their functions?

The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each of these committees consists of only non-employee directors. The current members of the committees are identified in the table below.

Name	Audit Committee		Compensation Committee
Kenneth W. Landini	X	(1)
H. Samuel Greenawalt			X
Jay J. Hansen	X		X	(1)
Mary E. Vogt	X		X

X	Committee Member
(1)	Committee Chairman

Audit Committee

The current members of our Audit Committee are Kenneth Landini, Jay Hansen and Mary Vogt, each of whom qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes-Oxley Act of 2002. Our Board has determined that each of Mr. Hansen and Ms. Vogt meet the independence requirements for audit committee members of The NASDAQ Stock Market, and has determined that Mr. Landini does not meet such requirements. After carefully considering the matter, the Board determined that, in light of the Company’s relatively new public company status and the relatively recent appointment to the Board of Mr. Hansen and Ms. Vogt, and given Mr. Landini’s accounting expertise, long history with, and deep knowledge of, the Company and its management, and his willingness to devote substantial time to Audit Committee matters, Mr. Landini would be the best person to serve as the chair of the Audit Committee at the present time. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and the control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.powersint.com in the “Corporate Governance” section. Because the Audit Committee was not established until January 2012, it did not hold any meetings in fiscal 2011. See “Audit Committee Matters.”

Compensation Committee

The current members of our Compensation Committee are H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt, each of whom meet the independence requirements of The NASDAQ Stock Market. The Compensation Committee has the primary responsibility for reviewing and approving corporate goals and objectives relevant to executive compensation, evaluating executive performance, reviewing our executive policies and reporting and making recommendations to the full Board regarding executive compensation. The full Board makes all final determinations (other than with respect to equity awards) regarding executive compensation based upon the recommendations of the Compensation Committee. The Compensation Committee also has responsibility for administering the Power Solutions International, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), which is being submitted for approval at this Annual Meeting (see Proposal No. 2 below), determining the number of equity-based awards to be granted to our executive officers, non-employee directors and employees pursuant to the 2012 Plan, and reporting to the full Board regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.powersint.com in the “Corporate Governance” section. Because the Compensation Committee was not established until April 2012, it did not hold any meetings in fiscal 2011 and did not engage (nor did the Company otherwise engage) any compensation consultants during fiscal 2011.

How are nominees for the Board selected?

Because we do not currently have a standing nominating committee, our full Board participates in the consideration of director nominees. The Board considers many factors when evaluating candidates for election to the Board, including that the proper skills, experiences and competencies are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements. Among other criteria, the Board considers a candidate’s independence; ability to exercise business judgment; and applicable industry knowledge and experience, other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; as well as core competencies or technical expertise necessary for our committees. Additionally, while the Board does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees, directors or the Board as a whole, under our Corporate Governance Guidelines, the Board considers factors such as diversity when evaluating directors, director candidates and the overall composition of the Board, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics. The director qualification standards that the Board uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.powersint.com in the “Corporate Governance” section. The Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Board does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters.

The Board considers candidates for the Board from any reasonable source, including stockholder recommendations and recommendations from current directors and executive officers. The Board does not evaluate candidates differently based on who has proposed the candidate. After considering candidates and assessing any material relationships with the Company or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Board determines to be relevant at the time, the Board determines which candidates to nominate.

How can a stockholder recommend a candidate for nomination as a director of Power Solutions International, Inc.?

Stockholders who wish to nominate a qualified director candidate should write to us at our principal executive offices. The procedures to submit stockholder proposals and candidates for nomination for director to the Board for the 2013 annual meeting of stockholders are described under the section entitled “Miscellaneous and Other matters – Deadlines and Procedural Requirements for Submission of Proxy Proposals and Nomination of Directors for the Next Year.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors. Article Fifth of our Certificate of Incorporation provides that the business and affairs of the Company shall be managed by, or under the direction of, a board of directors consisting of no less than five (5) and no more than eleven (11) directors. Each director holds office for a one-year term until the next annual meeting of stockholders and until his or her successor shall be elected and qualified. At the Annual Meeting, each of Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt is to be elected for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until his or her successor shall be elected and qualified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS OUR DIRECTORS FOR A ONE-YEAR TERM. See “Nominees” below.

If at the time of the Annual Meeting a nominee should be unable or declines to serve, the person named in the proxy will vote for such substitute nominee as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

The following table lists the nominees for election to the Board, their ages, their positions with the Company, the year each was first elected as a director and the expiration of their current terms.

Name	Position	Age	Director Since		Term Expires
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	54	2001	(1)	2012
Kenneth Landini	Director	55	2001	(1)	2012
H. Samuel Greenawalt	Director	83	2001	(1)	2012
Jay J. Hansen	Director	49	2011		2012
Mary Vogt	Director	55	2011		2012

(1)	Includes service as a member of the board of directors of The W Group, Inc., our wholly-owned subsidiary through which we now operate our business, through the consummation of the reverse recapitalization, and service as a member of the board of directors of Power Solutions International, Inc., a Nevada corporation, from the consummation of the reverse recapitalization through the consummation of the migratory merger.

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

Nominees

Gary S. Winemaster has served as our Chief Executive Officer and President and as a director since 2001, and served as the Chief Executive Officer and President of Power Great Lakes (which, prior to the incorporation of our company in 2001, was the parent operating company of our business, and is currently our wholly-owned subsidiary) from 1992 until our incorporation in 2001. In connection with the reverse recapitalization, Mr. Winemaster was also appointed as the Chairman of the Board. Mr. Winemaster is a co-founder of our company, and has played a significant role in developing and expanding our presence as a distributor of alternative fuel spark-ignited and diesel power systems. Prior to serving in his role as Chief Executive Officer and President of our company and of Power Great Lakes, Mr. Winemaster served as the Vice President of Sales for Power Great Lakes. Prior to founding our company, Mr. Winemaster worked in sales management for the European operations, with territory responsibility for the German, Scandinavian and Benelux markets, of Guardian Industries, a United States glass manufacturer. Mr. Winemaster holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania.

Our board of directors believes that Mr. Winemaster, as our Chief Executive Officer and President and as a co-founder of our company, should serve as a director because of Mr. Winemaster’s unique understanding of the opportunities and challenges that we face and his in-depth knowledge about our business, including our customers, products, operations and key business drivers, and our long-term growth strategies, derived from his long service as our Chief Executive Officer and President.

Kenneth W. Landini has served as a director since 2001 and assisted in the development and growth of the business of our company since 1985. Mr. Landini previously served as the Vice President of Finance for our subsidiary, Power Great Lakes, Inc., from December 1985 to March 1988, and assisted us in establishing distributor relationships and expanding the territories into which we provide our power systems. Mr. Landini is a partner and co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern Michigan, which was established in 1988. Mr. Landini has served as a certified public accountant for Landini, Reed & Dawson, P.C. since its inception. Mr. Landini holds a Bachelor of Arts degree from Albion College and is a licensed certified public accountant in the state of Michigan.

Our board of directors believes that Mr. Landini should serve as a director because of his significant knowledge of our industry, his prior experience with our business and his financial expertise, which is important as our board of directors exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

H. Samuel Greenawalt has served as a director since 2001. Mr. Greenawalt has over 50 years of experience in the banking industry. Over the past 25 years, Mr. Greenawalt has served an instrumental advisory role in helping us achieve our growth initiatives and address our financial requirements. Since 2000, Mr. Greenawalt has served as a vice president of Sulfo Technologies, LLC, an automotive component service-provider, for which Mr. Greenawalt is also a partner and owner. From 1959 to 1995, Mr. Greenawalt served as executive vice president at Michigan National Bank, a mid-sized Midwestern bank. Mr. Greenawalt has served as a director of Williams Controls, Inc., a publicly held manufacturer of electronic throttle controls for commercial vehicles, since 1993 and currently serves as the chairman of the audit committee and as a member of the governance and nominating committee of the board of directors of Williams Controls. Mr. Greenawalt holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

Our board of directors believes that Mr. Greenawalt should serve as a director because of his experience on the board of directors of another public company, which our board of directors believes is beneficial to us as we are moving forward as a public company, as well as Mr. Greenawalt’s relevant business experience and his extensive financial expertise, which he has acquired through his years of experience in the banking industry.

Jay J. Hansen was elected to our board of directors in 2011. Mr. Hansen is the co-founder of O2 Investment Partners, LLC, a private equity investment group focusing on small and middle market manufacturing, niche distribution, select service and technology businesses, and has served as the President of O2 Investment Partners, LLC since 2010. Prior to forming O2 Investment Partners, LLC, Mr. Hansen provided consulting services in the financial and manufacturing industries. From May 2003 through February 2006, Mr. Hansen served as the Vice President and Chief Financial Officer, and in 2006 he served as the Chief Operating Officer, of Noble International, Ltd., a supplier of automotive parts, component assemblies and value-added services to the automotive industry. Mr. Hansen holds a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania. Since 2005, Mr. Hansen has served as a member of the board of directors, and as the chairman of the audit committee thereof, of Flagstar Bancorp, a publicly held savings and loan holding company.

Our board of directors believes that Mr. Hansen should serve as a director because of his experience on the board of directors and the audit committee of another public company, as well as his significant knowledge of our industry and his financial expertise.

Mary Vogt was elected to our board of directors in 2011. Ms. Vogt has served as the President of Home Access Health Corporation, a medical device manufacturer and specialty laboratory serving the disease management, wellness, managed care and consumer markets with its suite of laboratory self-testing products, since 2008, and as the Chief Financial Officer of Home Access from 2003 to 2008. From 1999 to 2003, Ms. Vogt served as an independent consultant assisting businesses in the manufacturing and e-commerce industries. Ms. Vogt also served, from 1995 to 1998, as the worldwide director of internal audit for the Leo Burnett Company, a full-service, multi-national advertising and marketing firm, and, from 1992 to 1995, as the Treasurer for Harley-Davidson Financial Services, a subsidiary of Harley-Davidson, Inc. and provider of wholesale and retail financing and insurance and insurance-related programs primarily to Harley-Davidson dealers and their retail customers. Ms. Vogt holds a degree in Economics and Management from Albion College.

Our board of directors believes that Ms. Vogt should serve as a director because of her relevant business experience in the manufacturing industry and her experience performing an audit function in a corporate setting, which is important as our board of directors exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

PROPOSAL NO. 2

APPROVAL OF POWER SOLUTIONS INTERNATIONAL, INC. 2012 INCENTIVE

COMPENSATION PLAN

We are requesting that our stockholders vote in favor of adopting the Power Solutions International, Inc. 2012 Incentive Compensation Plan (referred to in this proposal as the “2012 Plan”). On May 30, 2012, our Board adopted the 2012 Plan, subject to approval by our stockholders. If our stockholders approve the 2012 Plan, it will become effective as of the date upon which the 2012 Plan was approved by our Board. The description of certain key features of the 2012 Plan is subject to the specific provisions in the full text of the 2012 Plan, which is attached as Appendix A to this Proxy Statement.

The approval of the 2012 Plan is important to us. Among other things, stockholder approval of the 2012 Plan is necessary (1) for us to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) to qualify certain stock options granted under the 2012 Plan as incentive stock options. See the discussion below regarding incentive stock options and Section 162(m).

Purposes and Eligibility

The purposes of the 2012 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve short- and long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and directors are eligible to participate in the 2012 Plan.

Shares Authorized for Issuance

Under the 2012 Plan, 830,925 shares of our common stock, taken from treasury shares, are available for awards. If any shares of our common stock subject to an award granted hereunder are forfeited or an award otherwise terminates without the delivery of shares of our common stock, the shares subject to the award, to the extent of any such forfeiture or termination, shall again be available for grant under the 2012 Plan. Additionally, if any award is settled in cash, the shares of common stock subject to such award that are not delivered shall again be available for grants under the 2012 Plan. The number of shares available under the 2012 Plan will be reduced by one for each share delivered as a result of the exercise of a stock option or stock appreciation right or delivered under the terms of another award. With respect to a stock appreciation right payable only in cash, the number of available shares will not be reduced. The 2012 Plan provides that shares used to pay the exercise price or required tax withholding for an award under the 2012 Plan, and shares repurchased on the open market with the proceeds of the exercise price of an option, will not again be available for awards under the 2012 Plan.

Administration and Types of Awards

The 2012 Plan is administered by the Compensation Committee of our Board (for purposes of this discussion, the “Committee”), which interprets the 2012 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards.

The 2012 Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	shares;

•	dividend equivalents;

•	annual incentive awards; and

•	substitute awards.

Stock Options. Options may be granted by the Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2012 Plan). The exercise price for all stock options granted under the 2012 Plan will be determined by the Committee, except that no stock option can be granted with an exercise price that is less than 100% of the fair market value of a share of our common stock on the date of grant. Further, no stockholder who owns greater than 10% of our voting shares will be granted an incentive stock option that has an exercise price less than 110% of the fair market value of a share of our common stock on the date of grant.

The term of all stock options granted under the 2012 Plan will be determined by the Committee, generally not to exceed 10 years, and the term of an incentive stock option may not exceed five years for a grant to a stockholder who owns greater than 10% of our voting shares. No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 (based on the grant date) in incentive stock options that vest in a particular calendar year, any incentive stock options in excess of $100,000 (based on the grant date) that vest during the same year will be treated as non-qualified stock options. Each option gives the participant the right to receive a number of shares of our common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise), personal check, wire transfer or, if approved by the Committee, our common stock or restricted stock.

The 2012 Plan prohibits the repricing of stock options without stockholder approval. For this purpose, “repricing” means (1) lowering the exercise price of a stock option after it is granted, (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying common shares in exchange for another award (except in the case of certain adjustments permitted by the 2012 Plan and described in the Adjustments section below), and (3) any other action that is treated as repricing under generally accepted accounting principles. The 2012 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs. The Committee may grant SARs on a stand-alone basis or in conjunction with stock options granted under the 2012 Plan. SARs are subject to the terms and conditions, including vesting conditions, set by the Committee. A SAR granted under the 2012 Plan entitles its holder to receive, at the time of exercise, an amount per SAR equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified price, known as the strike price, fixed by the Committee. The strike price for a SAR will not be less than 100% of the fair market value of a share of our common stock on the grant date. Payment to the participant for a SAR upon exercise may be made in cash, our common stock, or other property, in any combination as determined by the Committee. The 2012 Plan prohibits the repricing of SARs (as described in the Stock Options section above) without stockholder approval. The 2012 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted stock and Restricted stock Units. Restricted stock is shares of our common stock that are forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of our common stock, conditioned upon the satisfaction of conditions imposed by the Committee. The Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions or restrictions tied to the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of specific events. Participants do not have voting rights in restricted stock units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units. The Committee may grant dividends on restricted stock that are deferred until the restrictions on the restricted stock lapse or are reinvested to purchase additional shares of restricted stock. Dividend equivalents may be paid on restricted stock units. Any such dividend equivalents will be converted into additional restricted stock units by dividing the value of the dividend equivalents by the fair market value of a share of our common stock on the dividend payment date. The grantee will vest in, and will receive, such converted dividend equivalents at the same time his or her restricted stock units vest and are distributed to such grantee.

Deferred stock. Deferred stock is the right to receive shares of our common stock at the end of a specified deferral period. The Committee will determine the number of shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period. Any dividend equivalents will be converted into additional shares of deferred stock (in the manner described under Restricted Stock and Restricted Stock Units).

Performance Units. A Performance unit is any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, our common stock, restricted stock or restricted stock units. The Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Annual Incentive Awards. The 2012 Plan provides for annual incentive awards. The Committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy Section 162(m), the Committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual incentive award will apply and will certify attainment of performance goals within 60 days following the end of each year. In addition, the Committee will establish the threshold, target and maximum annual incentive award opportunities for each participant. Annual incentive awards may be paid in cash, our common stock, restricted stock, options or any other award under the 2012 Plan.

Dividend Equivalents. Dividend equivalents under the 2012 Plan may be issued in conjunction with another award (other than stock options, SARs or performance units) or on a stand-alone basis. Except as described above, dividend equivalents will be paid to participants when they accrue.

Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or nonemployee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Committee determines.

Performance-Based Compensation

The objective performance criteria for awards (other than stock options and SARs) granted under the 2012 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) are to be based on one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	costs;

•	gross or net revenues;

•	gross profit;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•

price per share of our common stock or total stockholder return (including growth measures and total stockholder return or attainment by the shares of our common stock of a specified value for a specified period of time);

•	return on equity;

•	return on average assets or average equity;

•	book value per share;

•

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of objectives relating to diversity, employee turnover or other human capital metrics;

•	results of customer satisfaction surveys or other objective measures of customer experience; and/or

•	debt ratings, debt leverage and debt service.

No participant may be granted awards under the 2012 Plan, in the aggregate with all other awards previously granted to the participant under the 2012 Plan, with respect to more than 550,000 shares of our common stock. No participant may be granted a cash award for any calendar year, the maximum payout for which would exceed $500,000. No participant may be granted a cash award for a performance period of more than one year, the maximum payout for which would exceed $500,000. These limits are included in the 2012 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Change in Control

Unless provided otherwise in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without cause during the 24-month period following the occurrence of a change in control. In addition, the Committee may, in order to maintain a participant’s rights in the event of any change in control of the Company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of a share of our common stock as of the date of the change in control. Under the 2012 Plan, the Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of a share of our common stock as of the date of the change in control. If the Committee determines that such an award should be cashed out, the participant will receive the lesser of the fair market value of a share of our common stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

For purposes of the 2012 Plan, a “change in control” occurs (1) when any corporation, person or other entity, including a group, becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding securities of the Company; (2) upon the consolidation or merger of the Company or upon any sale, lease, exchange or other transfer of more than 85% of the assets of the Company, provided that following such a transaction the members of the Board prior to such transaction no longer constitute a majority of the Board surviving after such transaction; (3) when the Company is liquidated; and (4) if, within any 12-month period, persons who were members of the Board immediately prior to such 12-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy consent solicitation contest or any action take not to avoid such a contest) during such 12-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 12-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of “change in control” applies.

Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, all of such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option or SAR), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the Company without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death or disability), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until the date of such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to us, and (2) upon termination because of death or disability, all unvested shares of restricted stock will immediately vest.

If any dividend equivalents have been credited with respect to an award and if such award is forfeited at termination of employment, all such dividend equivalents credited with respect to such forfeited award will be forfeited.

Amendment and Termination

Unless the 2012 Plan is earlier terminated by our Board, the 2012 Plan will automatically terminate on the earlier of (1) the date all shares of our common stock subject to the 2012 Plan have been purchased or acquired and the restrictions on all restricted stock granted under the 2012 Plan have lapsed, and (2) ten years from the 2012 Plan’s effective date. Awards granted before the termination of the 2012 Plan may extend beyond that date in accordance with their terms. The Committee is permitted to amend the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or regulation or if required by any securities exchange or automated quotation system on which shares of our common stock may then be listed or quoted.

Transferability

Unless otherwise determined by the Committee, awards granted under the 2012 Plan are not transferable except by will or the laws of descent and distribution. The Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2012 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off or other similar event affects shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan, the Committee will (among other actions and subject to specified exceptions) adjust the number and type of shares available under the 2012 Plan, the number and type of shares subject to outstanding awards and the exercise prices of outstanding stock options and other awards.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of August 1, 2012. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options. The grant of stock options under the 2012 Plan will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of shares of our common stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or “non-qualified options.”

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the common shares purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or 12 months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. Assuming satisfaction of the continuous employment requirement, if the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. However, if the sales price is less than the fair market value of our common stock at the time of exercise, the option holder’s taxable ordinary income will be limited to the sales price less the option’s exercise price. The Company would be entitled to a tax deduction equal to the amount of any ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any shares of our common stock received will be taxable to the participant as ordinary income, and such amount will be deductible by the Company.

Restricted stock. Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s tax holding period will begin on the date on which the restrictions lapse. Dividends paid with respect to restricted stock upon the lapse of restrictions applicable to those shares will be taxable as compensation income to the participant.

A participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the common shares subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to those shares of restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred stock. The granting of deferred stock generally should not result in taxable ordinary income to the recipient of a deferred stock, or a tax deduction for the Company. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid to, or the then-current fair market value of the shares of our common stock received by, the recipient, and a corresponding tax deduction by the Company. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock, and any violation of Section 409A may result in potential acceleration of income taxation and an additional 20% tax, as well as interest and tax penalties to the participant.

Other Awards. The granting of restricted stock units, performance units or an annual incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid to, or the then-current fair market value of the shares of our common stock received by, the recipient, and a corresponding tax deduction by the Company. If the award consists of shares of our common stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of our common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m). Section 162(m) of the Code provides that any compensation paid to a “covered employee” (our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who is employed by the Company on the last day of our taxable year) within the meaning of Section 162(m) that exceeds $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) certain components of the plan or agreement providing for such performance-based compensation have been approved by the stockholders. We intend that options, stock appreciation rights, cash incentive awards and certain other performance-based awards under the 2012 Plan that are granted to persons expected to be “covered employees” will constitute “qualified performance-based compensation” and, accordingly, will not be subject to the $1,000,000 Section 162(m) deductibility cap. The Committee considers its primary goal to design compensation strategies that further the best interests of the Company and its stockholders. In certain cases, the Committee may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2012 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment. However, the 2012 Plan provides for an automatic reduction of a participant’s awards to the extent that an award would result in any excess parachute payment that would trigger such an excise tax, unless the participant is party to a written agreement with the Company that provides for other treatment with respect to such excess parachute payments.

New Plan Benefits

On June 6, 2012 (the “Grant Date”), subject to the approval of the 2012 Plan by our stockholders, the Company granted an SAR to Eric A. Cohen, our Chief Operating Officer, pursuant to the 2012 Plan. The award of the SAR was approved by the Compensation Committee of the Board, and the terms of the SAR are set forth in a Stock Appreciation Rights Agreement with Mr. Cohen (the “Award Agreement”), dated as of the Grant Date. The SAR provides Mr. Cohen the right to receive, upon exercise, shares of our common stock, based upon the appreciation in market value (determined as provided in the Award Agreement) of the shares of our common stock covered by the SAR above a strike price of $22.07 per share. That strike price, when multiplied by the number of shares of our common stock outstanding as of the Grant Date, results in an aggregate equity valuation of the Company of approximately $200 million. Accordingly, the SAR is designed to compensate Mr. Cohen only to the extent that the total market value of the shares of our common stock that are currently outstanding exceeds $200 million.

The SAR covers an aggregate of 543,872 shares of our common stock and is to be settled only in whole shares of our common stock. It will vest and become exercisable with respect to one third of the covered shares on each of the first three anniversaries of the Grant Date. However, it will not become exercisable (and accordingly no shares of our common stock will be issued thereunder) until the date that is the later of (a) the date our stockholders approve the 2012 Plan and (b) the last of any seven Valuation Dates (as defined in the Award Agreement) within any period of ten or fewer Valuation Dates that commence after June 6, 2012 and prior to June 6, 2022, on each of which the market value per share of our common stock (determined as provided in the Award Agreement) is at least $22.07. The SAR expires on June 6, 2022.

Accordingly, if the 2012 Plan is approved at the Annual Meeting, there will then be an outstanding SAR held by Mr. Cohen with respect to 543,872 shares of our common stock and 287,053 shares of our common stock remaining available for other awards under the 2012 Plan.

The table below sets forth the number of shares of our common stock covered by the SAR that has been granted to Mr. Cohen under the 2012 Plan, subject to stockholder approval of the 2012 Plan. No other awards have yet been made under the 2012 Plan.

The Company cannot determine the amounts of any other awards that will be granted under the 2012 Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table, the executive officers as a group, or employees who are not executive officers as a group (other than, in each case, with respect to Mr. Cohen). Under the terms of the 2012 Plan, the number of awards to be granted is within the discretion of the Committee.

New Plan Benefits

Name and Position	Number of Shares of Our Common Stock Covered by SAR, Subject to Stockholder Approval	Aggregate Strike Price
Gary Winemaster, Chairman of the Board, Chief Executive Officer and President	—	—
Kenneth Winemaster, Senior Vice President and Secretary	—	—
Eric Cohen, Chief Operating Officer	543,872	$12,003,255.04
Daniel Gorey, Chief Financial Officer	—	—
Thomas Somodi, Chief Strategy Officer	—	—
Executive Group	543,872	$12,003,255.04
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE POWER SOLUTIONS INTERNATIONAL, INC. 2012 INCENTIVE COMPENSATION PLAN.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Winemaster, who is both a director and the President and Chief Executive Officer of the Company, may be found in the “Nominees” section of Proposal No. 1 above.

The Board elects officers annually. Subject to the terms of his employment agreement, Mr. Somodi serves at the direction of our Chief Executive Officer and the Board. Mr. Winemaster serves at the direction of our Chief Executive Officer and the Board.

The following table lists the current executive officers of the Company, their age, their position with the Company and the year each was first serving as an officer.

Name	Position	Age	Executive Officer Since(1)
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	54	2001
Kenneth Winemaster	Senior Vice President and Secretary	48	2001
Eric Cohen	Chief Operating Officer	43	2012
Daniel Gorey	Chief Financial Officer	61	2012
Thomas Somodi	Chief Strategy Officer	59	2001

(1)	Includes service as an executive officer of The W Group, our wholly-owned subsidiary through which we now operate our business, through the consummation of the reverse recapitalization, and service as an executive officer of Power Solutions International, Inc., a Nevada corporation, from the consummation of the reverse recapitalization through the consummation of the migratory merger.

Kenneth Winemaster has served as our Senior Vice President and Secretary since 2001, and served as a director from 2001 through November 21, 2011. Mr. Winemaster has primary responsibility for our relationships and operations with Caterpillar and Perkins. Mr. Winemaster has expertise in raw material procurement, assembly and shipping.

Eric Cohen was appointed as the Company’s Chief Operating Officer in April 2012. Mr. Cohen has management experience with firms that design and manufacture engines and turbines, including General Electric, Ampere Automotive, Midwest Air Technologies and Power Plant Services. From 2004 through 2010, Mr. Cohen was a managing partner of WHI Capital Partners, a Chicago-based private equity firm that invests in mid-size companies. From January 2011 through March 2012, Mr. Cohen served as the President of Power Plant Services, a manufacturer of standard and custom aftermarket parts for turbines, generators, valves and coal handling equipment. Mr. Cohen earned a mechanical engineering degree from the University of Wisconsin and an MBA from Harvard Business School.

Daniel Gorey was appointed as the Company’s Chief Financial Officer in April 2012. Mr. Gorey has served as the Company’s Senior Vice President of Finance since July 2011, utilizing his experience with publicly-traded companies to help guide the Company in its transition to public company status. Before joining the Company, Mr. Gorey served as the chief financial officer and on the board of directors of Quixote Corporation, a publicly-traded provider of highway crash safety systems. Mr. Gorey joined Quixote Corporation in 1985, and served as its chief financial officer from 1995 until February 2010. From March 2010 until he joined the Company, Mr. Gorey was an independent financial consultant. Mr. Gorey also serves on the board of directors of American Roller Company, a privately-held manufacturer of industrial rollers. Mr. Gorey earned a Bachelor of Science degree in Accounting from the University of Illinois and is a certified public accountant.

Thomas Somodi served as our Chief Operating Officer and Chief Financial Officer from 2005 through April 9, 2012, served as a director from 2005 through October 26, 2011, and previously served as a consultant to us from 2002 to 2005. On April 9, 2012, Mr. Somodi became the Chief Strategy Officer of the Company, and was replaced as Chief Operating Officer and Chief Financial Officer by Mr. Cohen and Mr. Gorey, respectively.

Mr. Somodi has over 30 years of experience in domestic and international corporate reorganizations, acquisitions, divestitures and greenfield expansions covering the U.S., the United Kingdom, South Africa, Canada, Mexico, Japan, the Caribbean, Germany and Australia. From 1980 to 1998, Mr. Somodi served as the Corporate Controller and, for a portion of such period, as VP of Finance of International Operations for Albert Trostel & Sons Company/Everet Smith Group, LTD, an international holding company with a significant presence in the leather tanning, precision molding, metal fabrication and foundry industries. Mr. Somodi served as an executive consultant for Crowe Chizek and Company LLC, a consulting and accounting practice company, from 1998 to 2000, and has personally owned and overseen eight independent companies covering pallet & crate manufacturing, packaging, lumber mill operations, furniture manufacturing, internet technology, media & advertising, access control/security and merchant processing services. Mr. Somodi holds a Masters of Science in management from the University of Wisconsin-Milwaukee, and a Bachelor of Business Administration in finance from the University of Wisconsin-Milwaukee. Mr. Somodi is also a certified public accountant in the state of Wisconsin.

EXECUTIVE COMPENSATION

Power Solutions International, Inc. (f/k/a Format, Inc.)

The table below summarizes the compensation earned for the fiscal year indicated for services rendered to our company, in all capacities, by (i) our Chairman of the Board, Chief Executive Officer and President, (ii) our two other executive officers as of the end of our last fiscal year, and (iii) the principal (and only) executive officer of Format, Inc. prior to the reverse recapitalization (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Options Awards	Non Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gary Winemaster	2011	$500,000		—	—	—	—	—	$52,407	$552,407
Chairman of the Board,	2010	$500,000		—	—	—	—	—	$37,655	$537,655
Chief Executive
Officer and President

Thomas Somodi	2011	$500,000		—	—	—	—	—	$29,319	$529,319
Chief Operating	2010	$500,000		—	—	—	—	—	$41,897	$541,897
Officer and Chief Financial Officer(1)

Kenneth Winemaster	2011	$250,000		—	—	—	—	—	$35,102	$285,102
Senior Vice President and Secretary	2010	$250,000		—	—	—	—	—	$40,250	$290,250

Ryan Neely(2)	2011	—	(3)	—	—	—	—	—	—	—	(3)
	2010	$30,000	(3)	—	—	—	—	—	—	$30,000	(3)

(1)	Mr. Somodi served as the Company’s Chief Operating Officer and Chief Financial Officer from 2005 through April 2012. On April 9, 2012, Mr. Somodi became the Company’s Chief Strategy Officer, and was replaced as the Company’s Chief Operating Officer and Chief Financial Officer by Eric Cohen and Daniel Gorey, respectively.
(2)	Ryan Neely was the principal (and only) executive officer of Format, Inc. from which he position he resigned effective as of April 29, 2011, immediately following the closing of the reverse recapitalization and the private placement.
(3)	As of the closing of the reverse recapitalization, $45,000 of compensation for Ryan Neely was accrued on the books and records of Format, Inc. In connection with the consummation of the reverse recapitalization, Mr. Neely released Format from its obligation to pay Mr. Neely such $45,000 of accrued compensation pursuant to the terms of the stock repurchase and debt satisfaction agreement.

Employment Agreements

Other than the employment agreement entered into with Mr. Somodi at the closing of the reverse recapitalization described below, we do not have any employment agreements in effect with any of our named executive officers. We do, however, have an employment agreement in effect with Eric A. Cohen, who was appointed as our Chief Operating Officer in April 2012, as described in further detail below.

Employment Agreement with Thomas J. Somodi

Mr. Somodi entered into an employment agreement with The W Group, dated as of April 16, 2005, which employment agreement was amended pursuant to the amendment to employment agreement, dated as of January 1, 2008. Mr. Somodi’s employment agreement, as amended, provided for a minimum annual base salary of $500,000, discretionary bonus payments by The W Group as deemed appropriate by The W Group and life insurance premiums. Pursuant to the amendment to the employment agreement, in The W Group’s fiscal year ended December 31, 2008, Mr. Somodi was awarded a cash bonus of $92,555, representing 25% of the prepaid interest savings resulting from the termination of The W Group’s credit facilities then in effect with Bank of America. The term of Mr. Somodi’s employment agreement commenced in April 2005 and expired in April 2010.

We entered into a new employment agreement with Mr. Somodi, dated April 29, 2011 and effective as of January 1, 2011. This employment agreement is scheduled to expire on December 31, 2012, and provides for an annual base salary of $500,000 in each of calendar years 2011 and 2012. Pursuant to the employment agreement, Mr. Somodi is further (1) eligible for a bonus for each of calendar years 2011 and 2012, as determined in the discretion of our board of directors, and (2) eligible for equity compensation under any equity plan established and maintained by us.

If Mr. Somodi’s employment is terminated, then under his employment agreement, Mr. Somodi will receive the compensation described below. If Mr. Somodi violates the employment agreement’s restrictions on competing with us or soliciting our employees, customers or suppliers, we will have the right to terminate payment or provision of the compensation described below and we will be entitled to reimbursement of any of these amounts that we have paid prior to such violation. If prior to the expiration of the term of the employment agreement we terminate Mr. Somodi without Cause (as defined in the employment agreement and described below) and Mr. Somodi executes a general release, then Mr. Somodi will be entitled to receive the remainder of his base salary he would have received if he had remained employed through and including December 31, 2012. If prior to the end of the term of the employment agreement, Mr. Somodi’s employment is terminated for Cause, Mr. Somodi will not be entitled to any compensation or other benefits, other than eligibility, to the extent permissible, for continued coverage under our health benefit plans. Upon the termination of Mr. Somodi’s employment with us, to the extent permissible, Mr. Somodi will be eligible for continued coverage under our health benefit plans, provided that Mr. Somodi reimburses us for the cost of any such continued coverage.

For purposes of Mr. Somodi’s employment agreement, “Cause” means a conviction by him of a felony, his gross negligence, willful misconduct or unlawful conduct which results in significant financial loss or liability to us, his disability, his liquidation or other transfer of an aggregate of more than 50% of any shares of our common stock Mr. Somodi has received from Gary Winemaster pursuant to the purchase and sale agreement entered into between Mr. Somodi and Mr. Winemaster, his breach of any of the provisions in the employment agreement regarding confidentiality and restrictions on competing with us or soliciting our employees, customers or suppliers, and other customary events specifically set forth in the employment agreement.

Employment Agreement with Eric A. Cohen

On June 6, 2012, the Company and one of our subsidiaries entered into an employment agreement with Eric A. Cohen, our Chief Operating Officer. The employment agreement with Mr. Cohen expires on April 1, 2016; however, it automatically renews for an additional one-year period unless either the Company or Mr. Cohen notifies the other party in writing of the intention not to renew the employment agreement by no later than January 2, 2016. The employment agreement with Mr. Cohen provides for (1) an annual base salary of $350,000, subject to increase from time to time, and (2) an annual bonus of up to 100% of Mr. Cohen’s base salary, to be paid at the discretion of the Board.

In the event that Mr. Cohen’s employment is terminated by the Company without Cause (as defined in the employment agreement) during the employment term, he will be entitled to receive, among other things, (a) continued payments of his base salary for 12 months and (b) an amount equal to the annual bonus earned by Mr. Cohen in the prior period, pro rated for the number of calendar days of the current period during which Mr. Cohen was employed by the Company or our subsidiaries. The Employment Agreement also restricts Mr. Cohen from competing with the Company during the term of the agreement and for 18 months after termination of his employment with the Company, and restricts Mr. Cohen from soliciting our customers or employees during the term of the agreement and for 24 months after termination of his employment with the Company.

Potential Payments Upon Termination or Change-in-Control

Prior to the reverse recapitalization, The W Group paid premiums for life insurance policies on the lives of each of our named executive officers. However, no amounts are presented below for any of our named executive officers other than Thomas Somodi, as Gary Winemaster and Kenneth Winemaster have historically funded premiums for such life insurance policies out of their respective base salaries. Further, pursuant to our employment agreement with Mr. Somodi entered into in connection with the closing of the reverse recapitalization, Mr. Somodi is entitled to certain payments upon termination of his employment. See “– Employment Agreements” above for a description of payments to which Mr. Somodi is entitled pursuant to his employment agreement. Other than these arrangements, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our named executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control. However, please see the above description of our employment agreement with Mr. Cohen.

The table below provides a quantitative analysis of the amount of compensation payable to Thomas Somodi in each situation involving a termination of employment, assuming that each had occurred as of December 31, 2011.

Name and Benefit	Termination w/o Cause(1)	Termination with Cause(2)
Thomas Somodi
Base Salary	$500,000	$—

Total	$500,000	$—

(1)	All amounts presented were determined in accordance with Mr. Somodi’s employment agreement and assume that Mr. Somodi executes and delivers a general release in favor of us.
(2)	In the event that Mr. Somodi’s employment is terminated for “Cause,” we will not have any further obligations with respect to Mr. Somodi’s employment (except for the payment of any base salary accrued through the date on which Mr. Somodi’s employment terminates).

Director Compensation

During fiscal 2011, no directors who were employees of our company were entitled to receive any compensation for serving as members of our board of directors. During fiscal 2011, we did not have a standard compensation arrangement for the non-employee members of our board of directors. The table below summarizes the compensation earned by each non-employee director for service on our board of directors for the last fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
H. Samuel Greenawalt(1)	—	—	—	—	—	$12,508	(2)	$12,508
Kenneth Landini(1)	$30,000	—	—	—	—	—		$30,000
Jay Hansen(3)	$10,000	—	—	—	—	—		$10,000
Mary Vogt(3)	$7,500	—	—	—	—	—		$7,500

(1)	Includes compensation received in connection with his service on the board of directors of The W Group.
(2)	This amount consists of expenses related to use of an automobile for H. Samuel Greenawalt, including car payments and insurance premiums.
(3)	These amounts were paid in January of 2012 in connection with service as a director during fiscal 2011.

We have adopted a new program for director compensation which entitles each non-employee director to receive an annual retainer of $30,000 for service on the Board. In addition, if the Power Solutions International, Inc. 2012 Incentive Compensation Plan is approved, equity awards may be granted to our non-employee directors under such plan. Pursuant to our compensation policy, we will not pay additional compensation to our executive officers for their service as directors.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the end of our fiscal year ended December 31, 2011, we did not have any securities authorized for issuance under any equity compensation plans. Please see Proposal No. 2 for a description of the 2012 Plan, which is being submitted for approval at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of August 1, 2012, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the named executive officers, and (4) all of our directors and executive officers as a group.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Beneficial ownership amounts and percentages have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of August 1, 2012, 9,064,537 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner(1) our Common Stock	Amount and Nature of Beneficial Ownership of Percent of Class
Gary Winemaster	4,545,500		50.15%
Thomas Somodi	—	(2)	—	(2)
Kenneth Winemaster	2,883,651		31.81%
Kenneth Landini	49,168			*
Ryan Neely	—		—
H. Samuel Greenawalt	—		—
Jay Hansen	—		—
Mary Vogt	—		—
Austin W. Marxe and David M. Greenhouse(3)	875,002	(4)	9.35	%(4)
All directors and named executive officers as a group (8 persons)	7,478,319		82.50%

*	Denotes beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address of each person or entity is c/o Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191.
(2)	Does not include the aggregate of up to 337,590 shares of our common stock which Gary Winemaster may be required to transfer from shares he owns to Mr. Somodi upon our achievement of certain value per share of our common stock milestones set forth in the purchase and sale agreement between Mr. Somodi and Mr. Winemaster. For additional detail regarding the purchase and sale agreement between Mr. Somodi and Mr. Winemaster, please see “Certain Relationships and Related Party Transactions – Purchase and Sale Transaction” below.
(3)	MGP Advisers Limited Partnership (“MGP” is the general partner of the Special Situations Fund III QP, L.P. (“SSF III”). AWM Investment Company (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“SSF Cayman”) and the investment adviser to SSF III and the Special Situations Private Equity Fund, L.P. (“SSF PE”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(4)	Includes (i) 204,167 shares of our common stock issuable upon exercise of warrants held by SSF III, (ii) 58,333 shares of our common stock issuable upon exercise of warrants held by SSF Cayman and (iii) 29,167 shares of our common stock issuable upon exercise of warrants held by SSF PE.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions discussed in this section relate to The W Group and its consolidated subsidiaries, collectively, prior to the closing of the reverse recapitalization transaction on April 29, 2011, Power Solutions International, Inc. (f/k/a Format, Inc.), a Nevada corporation, as successor to the business of The W Group, and its consolidated subsidiaries, collectively, following the closing of the reverse recapitalization transaction, and Power Solutions International, Inc., a Delaware corporation, as the surviving corporation of the migratory merger, following the consummation of the migratory merger on August 26, 2011.

Reverse Recapitalization Transaction

On April 29, 2011, The W Group completed the reverse recapitalization transaction with Format (which was renamed Power Solutions International, Inc.), in which PSI Merger Sub, Inc., newly-created as a wholly-owned subsidiary of Format, merged with and into The W Group, and The W Group remained as the surviving corporation of the merger. As a result, The W Group became a wholly-owned subsidiary of Power Solutions International, Inc. The reverse recapitalization transaction was consummated under Delaware corporate law pursuant to an agreement and plan of merger, dated as of April 29, 2011. All of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group (Gary Winemaster, our Chief Executive Officer, President and Chairman of the Board, Kenneth Winemaster, our Senior Vice President and Secretary, and Thomas Somodi, our Chief Strategy Officer and former Chief Operating Officer and Chief Financial Officer) at the closing of the reverse recapitalization transaction converted into, and Power Solutions International, Inc. issued to the three stockholders of The W Group, an aggregate of 10,000,000 shares of our common stock and 95,960.90289 shares of preferred stock (5,500,000 shares of common stock and 52,778.49712 shares of preferred stock for Gary Winemaster, 3,500,000 shares of common stock and 33,586.31575 shares of preferred stock for Kenneth Winemaster and 1,000,000 shares of common stock and 9,596.09002 shares of preferred stock for Thomas Somodi). These shares collectively represented a substantial majority of the shares of common stock and shares of preferred stock outstanding immediately following the consummation of the reverse recapitalization transaction.

Additionally, following the closing of the reverse recapitalization, on May 2, 2011, each of Gary Winemaster and Kenneth Winemaster transferred 295.008 shares of preferred stock (representing an aggregate of 590.016 shares of preferred stock) as a gift to Kenneth Landini, a member of our board of directors. These 590.016 shares of preferred stock converted into an aggregate of 49,168 shares of our common stock upon the consummation of the reverse split. As of August 1, 2012, such shares represent approximately 0.5% of the outstanding shares of our common stock.

The terms of the reverse recapitalization transaction (including the number of shares of common stock and preferred stock to be issued to the former stockholders of The W Group), the repurchase of common stock from Ryan and Michelle Neely and related transactions, were determined through arms-length negotiations among the applicable parties. The W Group did not conduct a valuation of Format or its equity, nor did Format conduct a valuation of The W Group and its subsidiaries or their business.

The board of directors of Format (consisting solely of Ryan Neely) evaluated the terms of the reverse recapitalization transaction, the stock repurchase transaction, the private placement, the reverse split, the migratory merger and the other transactions entered into in connection with the reverse recapitalization transaction, including the transaction agreements contemplated to be entered into to effectuate these transactions, as well as the other documents and other instruments contemplated by those agreements. After considering a number of factors, including (1) historical information and projections concerning Format’s business, financial performance and condition, operations, management and competitive position; and (2) its belief that the terms of the merger agreement and the other transaction documents, including the parties representations, warranties and covenants, and the conditions to their respective obligations, were reasonable, the board of directors of Format determined that the reverse recapitalization, the stock repurchase transaction, the private placement, the reverse split, the migratory merger and other related transactions and the terms thereof were advisable and in the best interests of Format’s stockholders (including the stockholders of Format whose shares of common stock were not subject to repurchase in the stock repurchase transaction).

Purchase and Sale Transaction

The W Group and Thomas Somodi previously entered into (1) a subscription agreement, dated as of April 16, 2005, as amended by the amendment to subscription agreement, effective as of January 1, 2008, and (2) an employment agreement, dated as of April 16, 2005, as amended by the amendment to employment agreement, effective as of January 1, 2008. See “Executive Compensation – Employment Agreements” for a description of this employment agreement between Mr. Somodi and The W Group. Pursuant to the subscription agreement entered into with Mr. Somodi, Mr. Somodi acquired shares of common stock of The W Group, which represented 10% of the issued and outstanding shares of common stock of The W Group as of the date of such agreement and immediately prior to the closing of the reverse recapitalization, and the subscription agreement provided that, upon any issuance or change in the structure of capital stock, The W Group would make an equitable adjustment to the shares held by Mr. Somodi so that Mr. Somodi would maintain an interest equal to 10% of the fully-diluted capital stock of The W Group. The subscription agreement further provided (1) Mr. Somodi with the right to require The W Group to purchase his shares, and (2) The W Group with the right to require Mr. Somodi to sell his shares to The W Group, upon The W Group’s achievement of certain thresholds relating to the valuation of The W Group. Also, pursuant to the subscription agreement, Mr. Somodi agreed to sell his shares, if requested by The W Group, to a third party in connection with a sale of The W Group.

Pursuant to the purchase and sale agreement between Gary Winemaster and Thomas Somodi, entered into on April 28, 2011 and effective on the closing of the reverse recapitalization, Gary Winemaster agreed to purchase from Mr. Somodi, and Mr. Somodi agreed to sell to Mr. Winemaster, 1,000,000 shares of our common stock and 9,596.09002 shares of preferred stock (which converted into an aggregate of 830,925 shares of our common stock upon the consummation of the reverse split), representing all of the shares of our common stock and the preferred stock acquired by Mr. Somodi in the reverse recapitalization, at an initial closing to occur within 150 days (changed from 90 days and subsequently from 120 days pursuant to letters exchanged between Messrs. Winemaster and Somodi) following the closing of the reverse recapitalization, in exchange for (1) a cash payment equal to $2,500,000, payable at such initial closing, (2) an additional cash payment equal to $1,750,000, payable after the earlier of the hiring by us of a new Chief Financial Officer (which we agreed to endeavor to do as soon as reasonably possible) and April 29, 2013, two years after the closing of the reverse recapitalization (provided that Mr. Winemaster agreed to make such payment in no event later than the later of 60 days after such earlier date and eight months following the closing of the reverse recapitalization), and (3) Mr. Winemaster’s agreement to transfer to Mr. Somodi shares of our common stock, or cash payment in lieu thereof, upon our achievement of certain market value per share of common stock milestones.

Prior to the closing of the reverse recapitalization, and in connection with Mr. Winemaster and Mr. Somodi entering into the purchase and sale agreement, (i) on April 28, 2011, The W Group and Mr. Somodi entered into a termination agreement, pursuant to which each of Mr. Somodi’s employment agreement with The W Group (the term of which expired in April 2010) and the subscription agreement between the W Group and Mr. Somodi, were terminated effective upon the closing of the reverse recapitalization; and (ii) on April 29, 2011, we entered into a new employment agreement with Mr. Somodi, which sets forth the terms of Mr. Somodi’s employment with us. See “Executive Compensation – Employment Agreements” for a description of our new employment agreement with Mr. Somodi.

On October 31, 2011, Messrs. Winemaster and Somodi entered into an amendment to the purchase and sale agreement to amend the terms of the purchase and sale agreement to provide that Mr. Winemaster would purchase the 830,925 shares of our common stock then held by Mr. Somodi at an initial closing upon delivery by Mr. Winemaster of $4.25 million, by delivery of a full-recourse promissory note therefor, and modify the terms upon which Mr. Winemaster is required to transfer shares of our common stock to Mr. Somodi upon our achievement of certain value per share of our common stock milestones set forth in the purchase and sale agreement as follows: (A) an aggregate of 112,530 shares of our common stock within 90 days of such time as the value per share of our common stock (determined as provided in the purchase and sale agreement, as amended) is at least $22.2162; (B) an additional aggregate of 135,036 shares of our common stock within 90 days of such time as the value per share of our common stock (determined as provided in the purchase and sale agreement, as amended) is at least $27.7717; and (C) an additional aggregate of 90,024 shares of our common stock within 90 days of such time as the value per share of our common stock (determined as provided in the purchase and sale agreement, as amended) is at least $33.3244. Pursuant to the terms of the purchase and sale agreement, as amended, Mr. Winemaster continues to have the right to elect to make a payment to Mr. Somodi equal to the then-value of the shares Mr. Winemaster would otherwise be required to deliver pursuant to the foregoing provisions, and Mr. Winemaster’s obligations will still expire if we have not achieved the applicable value per share of our common stock milestones by April 29, 2016. All share and per share numbers in the foregoing provisions are subject to adjustment for stock splits, stock dividends, stock combinations and similar events.

Messrs. Winemaster and Somodi consummated the sale of the 830,925 shares of our common stock from Mr. Somodi to Mr. Winemaster pursuant to the terms of the purchase and sale agreement, as amended, on October 31, 2011, and, thereafter on October 31, 2011, pursuant to the terms of a purchase agreement between us and Mr. Winemaster, we purchased the 830,925 shares of our common stock from Mr. Winemaster in exchange for delivery by us to Mr. Winemaster of $4.25 million by wire of immediately available funds, representing a price per share of $5.11. The promissory note delivered by Mr. Winemaster to Mr. Somodi in exchange for the shares at the closing of the transactions contemplated by the purchase and sale agreement, as amended, was paid in full by Mr. Winemaster on October 31, 2011. Promptly following the purchase of the shares by us from Mr. Winemaster pursuant to the terms of the purchase agreement, the shares were returned to our treasury as authorized and issued, but not outstanding, shares of our common stock.

On October 31, 2011, we borrowed an aggregate of $4.25 million through a draw on our $35.0 million revolving line of credit (the maximum amount of which was increased to $50.0 million through an amendment of the loan and security agreement on March 20, 2012), pursuant to our loan and security agreement with certain lenders and BMO Harris Bank N.A. (formerly Harris N.A), to facilitate our purchase of the 830,925 shares of our common stock from Mr. Winemaster pursuant to the terms of the purchase agreement. In connection therewith, concurrently with our entry into, and consummation of the transactions contemplated by, the purchase agreement, BMO Harris Bank N.A. consented to our purchase of, and the use by us of the proceeds from our $4.25 million draw on the revolving line of credit to purchase, the shares from Mr. Winemaster pursuant to the terms of the purchase agreement. At the date of the transaction and prior to the amendment of our loan and security agreement with BMO Harris Bank N.A., borrowings under our revolving line of credit bore interest at BMO Harris Bank N.A.’s prime rate (3.25% at December 31, 2011) plus an applicable margin ranging from 0% to 0.50% or, at our option, a portion of the line of credit could have been designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%. Upon consummation of the transactions contemplated by the purchase agreement on October 31, 2011, our outstanding balance and remaining availability on our revolving line of credit were $23.5 million and $11.5 million, respectively.

In connection with our private placement consummated on April 29, 2011, each of Messrs. Winemaster and Somodi executed a lock-up agreement which restricts, for a specified period, Messrs. Winemaster and Somodi from undertaking certain transactions, including the offer, sale or other transfer of shares of our common stock. The lock-up agreements may have been deemed to prohibit (1) Messrs. Winemaster and Somodi from consummating the transactions contemplated by the purchase and sale agreement, as amended, and (2) Mr. Winemaster from consummating the transactions contemplated by the purchase agreement. However, investors in the private placement holding over 85% of the aggregate shares of our common stock issued upon the automatic conversion of our Series A Preferred Stock and issuable upon exercise of the warrants issued in the private placement (in excess of the 66 2/3% of such shares necessary to waive the terms of the lock-up agreements pursuant to the terms thereof) waived the provisions of the lock-up agreements to the extent necessary to allow the consummation of the transactions contemplated by the purchase and sale agreement, as amended, and the purchase agreement.

Other Transactions with Our Company and/or The W Group

The W Group has engaged (and we continue to engage) Landini, Reed & Dawson, a certified public accounting and consulting firm, to prepare tax returns and to provide other tax advice and consultation services, including in respect of the reverse recapitalization, the private placement and related transactions. Kenneth Landini, who was a director of The W Group prior to the consummation of the reverse recapitalization and is a member of the Board and the Audit Committee of the Board, is a partner and co-founder of Landini, Reed & Dawson, P.C. During The W Group’s fiscal year ended December 31, 2010 (“fiscal 2010”) and our fiscal year ended December 31, 2011 (“fiscal 2011”), Landini, Reed & Dawson, P.C. charged $123,223 and $156,481, respectively, for its services provided to us and The W Group during such periods. It is expected that Landini, Reed & Dawson, P.C. will continue to provide such services going forward, and that the amounts paid in our fiscal year ending December 31, 2012 (“fiscal 2012”) will be consistent with the amounts paid in fiscal 2011.

For each of fiscal 2011 and fiscal 2010, William Winemaster (the father of Gary Winemaster, our Chairman of the Board, Chief Executive Officer and President, and Kenneth Winemaster, our Senior Vice President and Secretary), an employee performing consulting and advisory type services for The W Group and its subsidiaries, received (1) annual salaries of $148,084 and $138,158, respectively, (2) payments for automobiles and related auto insurance premiums equal to $7,876 and $9,927, respectively, and (3) payments related to mobile telephone service equal to $1,616 and $1,295, respectively. It is anticipated that William Winemaster will continue to serve as an employee of The W Group performing consulting and advisory type services going forward, and that Mr. Winemaster’s compensation for fiscal 2012 will be consistent with his compensation for such services in fiscal 2011.

In fiscal 2010, The W Group had outstanding loans to each of Gary Winemaster and Kenneth Winemaster in the aggregate principal amount of $156,024 and $67,969, respectively. These loan amounts did not bear interest and were payable on demand by The W Group. At December 31, 2010, the amounts outstanding on such notes were $156,024 and $67,969, respectively, which such amounts represent the largest principal amounts outstanding under these loans at any time during fiscal 2010. Effective March 30, 2011 (prior to the consummation of the reverse recapitalization), the board of directors of The W Group declared a non-cash offset dividend to each of Gary Winemaster and Kenneth Winemaster in amounts necessary to cancel the loans. Thomas J. Somodi, as a stockholder of The W Group, waived any right to receive any dividend payments as a result of the offset dividend received by Gary Winemaster. Kenneth Winemaster waived any right to receive any dividend in excess of the $67,969 offset dividend he received as a result of the offset dividend received by Gary Winemaster.

Format, Inc. Transactions

From time to time prior to the consummation of the reverse recapitalization, Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the reverse recapitalization, loaned amounts to Format for working capital purposes, which loans did not bear interest and were due on demand. As of December 31, 2010 and immediately prior to April 29, 2011, the closing date of the reverse recapitalization, the outstanding principal amount on such loans was $114,156. The largest principal amount outstanding under these loans at any time during fiscal 2010, fiscal 2009 or fiscal 2008, or during the period commencing January 1, 2011 and ending April 29, 2011, was $168,177. During the period commencing January 1, 2008 through April 29, 2011 (but before closing the repurchase of shares of our common stock from Ryan Neely and Michelle Neely, described below), Format repaid $62,041 in principal amount in respect of these loans to Mr. Neely. In connection with the reverse recapitalization and the private placement, Format entered into a stock repurchase and debt satisfaction agreement, pursuant to which Format repurchased and cancelled 3,000,000 shares of our common stock beneficially owned by Mr. Neely and his spouse, Michelle Neely, and Ryan and Michelle Neely released Format from any obligations Format had to them in respect of these loans (which, as of April 29, 2011, was $114,156 in principal amount), for aggregate consideration of $360,000. In addition, Ryan and Michelle Neely released Format from any obligations Format had to them in respect of any other amounts (including any accrued compensation) that may have at any time been owing from Format prior to the closing of the reverse recapitalization. In connection with, but prior to, the closing of the reverse recapitalization, Format used all of its available cash to settle remaining liabilities that Format had prior to the consummation of the reverse recapitalization, which included amounts owed to Format’s accountants, independent auditors and legal counsel; provided that Format’s legal counsel agreed to release Format from its obligation to pay a portion of legal fees incurred by Format in connection with the reverse recapitalization and related transactions. Further, in connection with, but prior to, the closing of the reverse recapitalization, Format entered into a termination agreement, pursuant to which Format terminated its services agreement with its sole customer, and Format transferred to Ryan Neely all of its rights, including Format’s rights to any security deposit thereunder, and obligations, and Ryan Neely assumed Format’s obligations, under the real property lease pursuant to which Format leased its sole office space.

Private Placement

On April 29, 2011, we entered into a purchase agreement with 29 accredited investors to consummate the private placement. In the private placement, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “SSF Funds”) purchased a total of 7,000 shares of our preferred stock and related warrants, which represented beneficial ownership of approximately 6.14% of our preferred stock and 17.87% of our common stock (and approximately 39% of the preferred stock issued in the private placement) prior to the consummation of the migratory merger (including the reverse split of our common stock effected thereby), giving effect to the limitations on conversion of our preferred stock. As of August 1, 2012, the SSF Funds held 583,335 shares of our common stock and warrants to purchase 291,667 shares of our common stock, representing beneficial ownership of approximately 9.35% of our common stock. MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to Special Situations Fund III QP, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the SSF Funds.

In the private placement, Park West Investors Master Fund, Limited and Park West Partners International, Limited (collectively, the “Park West Funds”) purchased a total of 3,000 shares of our preferred stock and related warrants, which represented beneficial ownership of approximately 2.63% of our preferred stock and 8.53% of our common stock (and approximately 17% of the preferred stock issued in the private placement) prior to the consummation of the migratory merger (including the reverse split of our common stock effected thereby). As of August 1, 2012, the Park West Funds held no shares of our common stock and warrants to purchase 125,000 shares of our common stock, representing beneficial ownership of approximately 1.4% of our common stock. Peter S. Park is the sole member and manager of Park West Asset Management LLC, the investment manager of Park West Investors Master Fund, Limited and Park West Partners International, Limited, and Mr. Park and Park West Asset Management LLC have voting and dispositive control over the securities held by the Park West Funds.

Pursuant to the purchase agreement for the private placement, and as a condition to the investors’ investment in the private placement, we agreed to comply with various covenants. In particular, pursuant to the purchase agreement, we agreed that until the earlier of (1) April 29, 2016 and (2) the date upon which the SSF Funds beneficially own, in the aggregate, less than 25% of the aggregate shares of our common stock to which the SSF Funds are entitled upon conversion or exercise of the securities held by the SSF Funds as of the closing of the private placement, we may not adopt or maintain any stockholder rights plan or other “poison pill” arrangement without the consent of either the entity that is the general partner and investment advisor to the SSF Funds or a majority of the independent members of our board of directors. Further, we agreed with the investors that the purchase agreement may not be amended, and no provision may be waived, without our written consent and (1) prior to the consummation of the reverse split, the consent of the holders of at least 66 2/3% of the shares of preferred stock purchased in the private placement, and (2) following the consummation of the reverse split, the consent of the holders of at least 66 2/3% of the shares of our common stock issued to the investors in the private placement upon automatic conversion of our preferred stock or upon exercise of the warrants, to the extent any warrants have been exercised. Accordingly, given the number of shares of preferred stock and related warrants purchased in the private placement by the SSF Funds, relative to the total amount purchased by all of the investors, no provision of the purchase agreement may be amended or waived without the consent of the SSF Funds. The purchase agreement prohibits our payment to any one entity (other than our company) any consideration to amend or consent to a waiver or modification of any provision of the documents entered into in connection with the private placement unless the same consideration is also offered to each of the investors.

In connection with the reverse recapitalization and the private placement, each of our stockholders that is also one of our executive officers and/or directors entered into a voting agreement with us pursuant to which such person agreed to vote his shares of our common stock and preferred stock, as applicable, in favor of the migratory merger (including the reverse split) and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. The voting agreements, similar to the purchase agreement, could not be amended or terminated without our consent and without the consent of each of the individual parties thereto and the holders of at least 66 2/3% of our outstanding preferred stock. A proxy was granted to Messrs. David M. Greenhouse and Austin W. Marxe pursuant to each of the voting agreements; however, the voting power granted by each proxy was limited to votes involving the migratory merger, the reverse split and any other matters as may have been necessary or advisable to consummate the migratory merger and the reverse split. Further, Messrs. Greenhouse and Marxe were only permitted to exercise their rights under such proxies if an individual subject to a voting agreement failed to honor the terms of the voting agreement. The securities held by the persons who entered into the voting agreements represented, as of August 25, 2011, the date of the special meeting at which our stockholders approved the migratory merger and the reverse split, approximately 86.11% of the total voting power of the outstanding capital stock of our company. Pursuant to the terms of the voting agreements, at the special meeting of our stockholders held on August 25, 2011, each of the individuals subject to a voting agreement voted all of his shares of our common stock and preferred stock to approve the migratory merger, the reverse split and related matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our officers and directors and persons who own greater than 10% our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with on a timely basis during our fiscal year ended December 31, 2011, except that we believe that a Form 3 jointly filed by Austin W. Marxe and David M. Greenhouse was filed one day late.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee appointed McGladrey LLP, an independent registered public accounting firm, as auditors of our financial statements for fiscal 2012. McGladrey LLP has served as auditors for us since June 12, 2012, when they replaced Deloitte & Touche LLP. It is expected that representatives of McGladrey LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of McGladrey LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey LLP, the Board will interpret this as an instruction to seek other auditors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

INDEPENDENT PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The W Group, Inc.

On or about August 1, 2010, Miller Cooper & Co., Ltd. (“Miller Cooper”) and The W Group, Inc., our wholly-owned subsidiary through which we now operate our business, agreed that Miller Cooper would no longer serve as The W Group’s independent auditors, and on such date, The W Group’s Board of Directors approved the engagement of Deloitte & Touche LLP (together with the member firms of Deloitte Touche Tohmatsu and their respective affiliates, collectively, “Deloitte”) as The W Group’s independent auditors in connection with the reverse recapitalization. The approval of the engagement of Deloitte followed The W Group’s Board of Directors’ review of the qualifications of Miller Cooper, the then current auditors of The W Group, and Deloitte and other potential candidates, given The W Group’s intention to engage in the reverse recapitalization and related transactions.

Miller Cooper’s audit reports on The W Group’s consolidated financial statements for each of the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and the subsequent interim period through July 31, 2010, there were no disagreements with Miller Cooper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Miller Cooper’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on The W Group’s financial statements for such years. During the years ended December 31, 2009 and 2008 and the subsequent interim period through July 31, 2010, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.

The W Group provided Miller Cooper with a copy of the foregoing statements. A copy of Miller Cooper’s letter dated May 5, 2011, indicating that it agrees with such statements, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, dated April 29, 2011, filed with the SEC May 5, 2011.

During the years ended December 31, 2009 and 2008 and through August 1, 2010, the date of Deloitte’s engagement as The W Group’s independent auditors, The W Group had not consulted with Deloitte with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on The W Group’s financial statements, any matter that was the subject of a disagreement with Miller Cooper or any “reportable event.”

Power Solutions International, Inc. (f/k/a Format, Inc.)

Jonathon P. Reuben, CPA to Deloitte & Touche, LLP

On April 29, 2011, Jonathon P. Reuben, CPA, an Accountancy Corporation (“Reuben”), was dismissed as the Company’s independent auditors in light of the reverse recapitalization. As of April 29, 2011, the Board also approved the engagement of Deloitte as the Company’s independent auditors for the year ended December 31, 2011. The approval of the engagement of Deloitte followed the review by the Board of the qualifications of Deloitte and consideration that the historical financial statements of the Company will be the financial statements of The W Group, including the financial statements audited by Deloitte, and that going forward the operating business of the Company will be the operating business of The W Group.

Reuben’s audit reports on the Company’s consolidated financial statements for each of the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of Reuben on the Company’s financial statements for each of the years ended December 31, 2010 and 2009 contained an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the years ended December 31, 2010 and 2009 and the subsequent interim period through April 29, 2011, there were no disagreements with Reuben on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Reuben’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years. During the years ended December 31, 2010 and 2009 and the subsequent interim period through April 29, 2011, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Reuben with a copy of the foregoing statements. A copy of Reuben’s letter dated May 5, 2011, indicating that it agrees with such statements, was filed as Exhibit 16.2 to the Company’s Current Report on Form 8-K, dated April 29, 2011, filed with the SEC May 5, 2011.

During the years ended December 31, 2010 and 2009 and through April 29, 2011, the date of Deloitte’s engagement as the Company’s independent auditors, the Company had not consulted with Deloitte with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was the subject of a disagreement with Reuben or any “reportable event.”

Deloitte & Touche, LLP to McGladrey LLP

On June 12, 2012, the Audit Committee of the Board completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2012. As a result of this process, on June 12, 2012 the Audit Committee notified Deloitte of its decision to change the Company’s independent registered public accounting firm, and engaged McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Deloitte’s audit reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010 and the subsequent interim period through June 12, 2012, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years. During the years ended December 31, 2011 and 2010 and the subsequent interim period through June 12, 2012, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing statements. A copy of Deloitte’s letter dated June 18, 2012, indicating that it agrees with such statements, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, dated June 12, 2012, filed with the SEC on June 18, 2012.

During the years ended December 31, 2011 and 2010 and through June 12, 2012, the date of McGladrey’s engagement as the Company’s independent auditors, the Company had not consulted with McGladrey with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was the subject of a disagreement with Deloitte (of which there were none) or any “reportable event.”

Independent Auditor Fees

The following table sets forth the aggregate fees and expenses billed for professional services rendered by our former independent auditors, Deloitte, for the fiscal years ended December 31, 2011 (“fiscal 2011”) and December 31, 2010 (“fiscal 2010”), respectively:

Description of Fees	December 31, 2011	December 31, 2010
Audit Fees	$244,247	$158,500
Audit-Related Fees	299,731	—
Tax Fees	—	3,333
All Other Fees	—	—

Total	$543,978	$161,833

Audit Fees. Consists of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These fees for fiscal 2011 were incurred for professional services rendered in conjunction with the issuance of a consent to incorporate Deloitte & Touche’s report into our registration statements we filed on Form S-1 and assistance in responding to Securities and Exchange Commission comment letters regarding our registration statements. We did not incur any such fees for fiscal 2010.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. federal and state tax returns, and advice on other tax-related matters.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above, which could include, but are not limited to, non-audit related fees. We did not incur any such fees for fiscal 2011 or fiscal 2010.

In each of fiscal 2011 and fiscal 2010, Deloitte did not provide, or bill us for, any services other than those described above.

In accordance with its charter, the Audit Committee will approve in advance all audit and non-audit services to be provided by our independent auditors. In certain cases, the Chairman of the Audit

Committee may be delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals will be communicated to the full Audit Committee at its next meeting. Because the Audit Committee was not formed until January 2012, it has only approved audit services for fiscal 2011. Audit services for fiscal 2010 were approved by our full board of directors.

AUDIT COMMITTEE MATTERS

Audit Committee Charter – The Audit Committee has adopted a written charter, which is available on our website at www.powersint.com in the “Corporate Governance” section and is available in print upon request. Our Audit Committee reviews corporate governance developments and will modify its charter and practices as warranted.

Audit Committee Members – The current members of our Audit Committee are Kenneth Landini, Jay Hansen and Mary Vogt. Mr. Landini is the Chairman of our Audit Committee, is financially literate and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Mr. Hansen and Ms. Vogt are also each financially literate and also each qualify as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Our board of directors has determined that each of Mr. Hansen and Ms. Vogt meet the independence requirements for audit committee members of The NASDAQ Stock Market, and has determined that Mr. Landini does not meet such requirements.

Audit Committee Report – In connection with the filing and preparation of our Annual Report on Form 10-K for fiscal 2011, the Audit Committee:

1)	reviewed and discussed the audited financial statements with our management and our independent auditors, including meetings where our management was not present;

2)	discussed with our independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (“SAS 61”), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

4)	received and reviewed the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2011.

Audit Committee
Kenneth W. Landini, Chairman

Jay J. Hansen
Mary E. Vogt.

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

Deadlines for Submission of Proxy Proposals of Stockholders and Stockholder Nominations of Directors

Under Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2013 Annual Meeting of Stockholders, including proposals with respect to stockholder nominations of persons for election to the Board, will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by the Secretary of the Company at our principal executive offices not later than April 11, 2013.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if stockholders desiring to bring business before the 2013 Annual Meeting of Stockholders, other than business to be included in the Company’s proxy materials pursuant to Regulation 14a-8, fail to provide notice to the Secretary of the Company at our principal executive offices by June 25, 2013, the proxy for the 2013 Annual Meeting of Stockholders will confer discretionary authority to vote on such business.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information are also available on the Internet website maintained by the SEC at www.sec.gov and on our corporate website at www.powersint.com. We will furnish without charge copies of our Audit Committee charter and our Compensation Committee charter, as filed with the SEC, our Annual Report on Form 10-K for fiscal 2011, as filed with the SEC, including the financial statements and attached schedules, and the 2012 Plan, as filed with the SEC with this proxy statement, upon the written request of any person who is a stockholder as of the Record Date. We will provide copies of the exhibits to the Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Power Solutions International, Inc. – Investor Relations, 201 Mittel Drive, Wood Dale, Illinois 60191, Attention: Daniel P. Gorey. Our committee charters and other corporate governance documents are also available on our website at www.powersint.com in the “Corporate Governance” section.

You may read, without charge, and copy, at prescribed rates, all or any portion of any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

August 9, 2012

Appendix A

Power Solutions International, Inc.

2012 Incentive Compensation Plan

i

Power Solutions International, Inc.

2012 Incentive Compensation Plan

Section 1.

Establishment, Purpose and Duration

1.1. Effective Date and Purpose. Power Solutions International, Inc., a Delaware corporation (the “Company”), hereby establishes the Power Solutions International, Inc. 2012 Incentive Compensation Plan (the “Plan”). The Plan is intended to assist the Company in attracting and retaining exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan was approved by the Company’s Board of Directors (the “Board”) on May 30, 2012 (the “Effective Date”) and is effective as of the Effective Date, subject to approval by the Company’s stockholders. Unless and until approved by the Company stockholders, no shares of Common Stock shall be issued, nor shall any cash payments be made, under the Plan.

1.2. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan pursuant to this Section  1.2 shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1. “Acquired Entity” has the meaning set forth in Section 5.6.

2.2. “Acquired Entity Awards” has the meaning set forth in Section 5.6.

2.3. “Annual Incentive Award” means a performance bonus determined under Section 12.

2.4. “Available Shares” has the meaning set forth in Section 4.1(a).

2.5. “Award” means any Option (either a Non-Qualified Stock Option or an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Share, Dividend Equivalent or Annual Incentive Award.

2.6. “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted hereunder between the Company and a Grantee.

2.7. “Beneficiary” means the Person designated to receive Plan benefits, if any, in accordance with Section 16 following a Grantee’s death.

2.8. “Board” means the Board of Directors of the Company.

2.9. “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year; provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an Employment Agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in such Employment Agreement for such Year based on the Grantee’s base salary in effect on the first day of such

Year, or (b) if there is no Employment Agreement in effect between the Company and the Grantee as of the first day of such Year or if the Employment Agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90)  days of such Year (or before such later date as such person is designated as a Grantee).

2.10. “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and any Employer; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (h) neglect or misconduct in the performance of the Grantee’s duties and responsibilities, provided that such Grantee did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Grantee; provided, however, that in the event a Grantee is party to an Employment Agreement that contains a different definition of Cause, the definition of Cause contained in such Employment Agreement shall be controlling.

2.11. “Change in Control” means the occurrence of any one or more of the following: (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as provided in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (b) (i) consummation of the Company’s merger or consolidation with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposition of at least eighty-five percent (85%) of the Company’s assets, and (ii) the persons who were the members of the Board prior to such consummation do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (c) the consummation of a plan of liquidation; or (d) within any period of 12 consecutive months, persons who were members of the Board immediately prior to such 12-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 12-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 12-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Deferred Compensation Award unless such Change in Control constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

2.12. “Change in Control Price” has the meaning set forth in Section 14.2.

2.13. “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings promulgated and in effect thereunder and to any successor provisions.

2.14. “Committee” has the meaning set forth in Section 3.1(a).

2.15. “Common Stock” means common stock, par value $.001 per share, of the Company.

2.16. “Company” has the meaning set forth in Section 1.1.

2.17. “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.18. “Current Grant” has the meaning set forth in Section 6.5(d).

2.19. “Deferral Account” has the meaning set forth in Section 10.4(a).

2.20. “Deferral Election” has the meaning set forth in Section 10.3(a).

2.21. “Deferred Compensation Award” means an Award that is not exempt from Code Section 409A and, thus, could be subject to adverse tax consequences under Code Section 409A.

2.22. “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.23. “Disability” means a mental or physical illness that entitles a Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders the Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary; provided, however, that the Grantee of a Deferred Compensation Award shall, for purposes thereof, not be considered to have a Disability unless such Disability also constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). Notwithstanding anything to the contrary in this Section 2.23, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense.

2.24. “Disqualifying Disposition” has the meaning set forth in Section 6.5(f).

2.25. “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.26. “Effective Date” has the meaning set forth in Section 1.1.

2.27. “Eligible Person” means any (a) employee of an Employer (including leased employees and co-employees with a professional employer organization), (b) non-employee director of the Company or (c) consultant engaged by an Employer.

2.28. “Employer” means the Company or any Subsidiary.

2.29. “Employment Agreement” means an employment agreement, offer letter, consulting agreement or other written agreement between an Employer and an Eligible Person, which relates to the terms and conditions of such person’s employment or other services for an Employer.

2.30. “Exchange Act” means the Securities Exchange Act of 1934 (and any successor thereto), as amended from time to time. References to a particular section of the Exchange Act include references to rules, regulations and rulings promulgated and in effect thereunder, and to any successors thereto.

2.31. “Exercise Date” means the date the Grantee or other holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation required under the Plan and applicable Award Agreement or as the Committee may otherwise specify.

2.32. “Fair Market Value” means, unless otherwise provided in an Award Agreement, as of any applicable date, (a) the closing (last sale) price for one Share on such date as reported on the market system or securities exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2) (or

such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.33. “FICA” has the meaning set forth in Section 17.1(a).

2.34. “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.35. “Grantee” means an Eligible Person who has been granted an Award.

2.36. “Immediate Family” has the meaning set forth in Section 5.4(c).

2.37. “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.38. “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.39. “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.40. “Notice” has the meaning set forth in Section 6.6(a).

2.41. “100,000 Limit” has the meaning set forth in Section 6.5(d).

2.42. “Option” means a right granted as an Award under the Plan to purchase Shares for the Option Price (as to each such Share), and may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.43. “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.44. “Other Plans” has the meaning set forth in Section 6.5(d).

2.45. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options and stock appreciation rights thereunder).

2.46. “Performance Goal” means the objective and/or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (other than an Option or Stock Appreciation Right, but including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.47. “Performance Measures” has the meaning set forth in Section 4.4(a).

2.48. “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.49. “Performance Unit” means any grant pursuant to Section 11 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.50. “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.51. “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation or other entity or government instrumentality, division, agency, body or department.

2.52. “Plan” has the meaning set forth in Section 1.1 and also includes any appendices hereto.

2.53. “Prior Grants” has the meaning set forth in Section 6.5(e).

2.54. “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.55. “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive Shares, conditioned on the satisfaction of Restrictions imposed by the Committee.

2.56. “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) a restriction that the Grantee or other holder may not sell, transfer, pledge or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria and/or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.57. “RSU Account” has the meaning set forth in Section 9.3.

2.58. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.59. “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.60. “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.61. “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.62. “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.63. “Share” means a share of Common Stock.

2.64. “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value (or such lower per-Share price as is set forth in the Award Agreement) of one Share on the Exercise Date over (b)  the Strike Price.

2.65. “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.66. “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2), and (3) and Treasury Regulation 1.414(c)-2.

2.67. “Subsidiary Corporation” has the meaning set forth in Section 6.5.

2.68. “Substitute Award” has the meaning set forth in Section 5.6.

2.69. “Tax Date” has the meaning set forth in Section 17.1(a).

2.70. “Tendered Restricted Shares” has the meaning set forth in Section 6.6(b).

2.71. “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.72. “Termination of Service” means,

(a) with respect to awards other than Deferred Compensation Awards, the first day on which (i) an individual is for any reason no longer providing services to an Employer as an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant or director immediately following such termination, has incurred a Termination of Service; or

(b) with respect to Deferred Compensation Awards, a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

2.73. “Total Payments” has the meaning set forth in Section 18.7.

2.74. “Year” means a calendar year.

Section 3.

Administration

3.1. Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as shall be determined by the Board (in any case, the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. The Committee shall consist of two or more directors of the Company, all of whom (i) are Section 16 Non-Employee Directors and/or (ii) qualify as “outside directors” within the meaning of Code Section 162(m), as applicable. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems necessary to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section  16 Persons at the time any such delegated authority is exercised.

3.2. Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award, including (in each case, based on such considerations as the Committee shall determine) conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, satisfaction of performance criteria or the occurrence of one or more events or conditions;

(c) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance, vesting or transfer conditions, including Performance Measures or Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term of an Award, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be paid and/or deferred, and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may continue to vest and/or be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Section 162(m), Code Section 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to determine whether a Grantee has a Disability;

(j) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or non-recurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(m) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(n) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(n), and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new law or regulation, or a change in an existing law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee and requiring the Grantee to enter into restrictive covenants;

(p) to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any rules and regulations adopted hereunder, Award Agreements or any other instrument entered into or relating to an Award under the Plan; and

(q) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1. Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan shall not exceed 830,925 (the “Available Shares”). For purposes of this Section 4.1(a)), each Share delivered pursuant to an Award shall reduce the Available Shares by one (1) Share; provided, however, that the number of Available Shares shall not be reduced for Substitute Awards or a SAR that, by its terms, from and after its Grant Date is payable only in cash. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be available for grants under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Option Price or withholding taxes related to an outstanding Award, and (iii) Shares repurchased on the open market with the proceeds of the Option Price.

(b) The Committee shall from time to time determine the appropriate method for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan shall be issued only out of the authorized and issued, but not outstanding, Shares (i.e., treasury Shares), including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii)  any Shares required to satisfy Substitute Awards.

4.2. Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) Option Price, Strike Price or other grant or exercise price (as applicable) with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, that, in each case, with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a); provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that, after such adjustment, Awards continue not to be non-qualified deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences thereunder.)

4.3. Compliance With Code Section 162(m).

(a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3(b) and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. No Grantee may be granted Awards for (i) Options or SARs with respect to a number of Shares and (ii) Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award other than Options or SARs that is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to an aggregate number of Shares exceeding 550,000 Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares that may be granted to a Grantee. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award that would have a maximum payout, during any Year, exceeding $500,000. No Grantee may be granted a cash Award for a Performance Period of more than one (1) Year that would have a maximum payout, during the Performance Period, that would exceed $500,000.

4.4. Performance Based Exception Under Code Section 162(m).

(a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each, a “Performance Measure”):

(i) Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Operating income;

(v) Cash flow (either in the aggregate or on a per-Share basis);

(vi) Free cash flow (either in the aggregate on a per-Share basis);

(vii) Costs;

(viii) Gross or net revenues;

(ix) Gross profit;

(x) Reductions in expense levels;

(xi) Operating and maintenance cost management and employee productivity;

(xii) Share price or total stockholder return (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xiii) Return on equity;

(xiv) Return on average assets or average equity;

(xv) Book value per Share;

(xvi) Aggregate product unit and pricing targets;

(xvii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(xviii) Achievement of objectives relating to employee turnover or other human capital metrics;

(xix) Results of customer satisfaction surveys or other objective measures of customer experience; and/or

(xx) Debt ratings, debt leverage and debt service.

provided, however, that applicable Performance Measures may be applied on a pre- or post-tax basis; provided, further, that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, non-cash warrant or equity award related charges and any unusual, non-recurring gain or loss.

(b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Code Section 162(m). The Committee shall provide, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Grantee if any Performance Goal is obtained. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals; provided, however, that Awards designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance- Based Exception) be adjusted upward (i.e., the Committee shall retain the discretion to adjust such Award only downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.

Eligibility and General Conditions of Awards

5.1. Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3. General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or that are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARs. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such

Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service by an Employer without Cause, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such thirty (30)-day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs or a Termination of Service that is voluntary on the part of the Grantee (and not due to such Grantee’s death or Disability), the Options and SARs may be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, on a date that is no later than the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised by the date of such Termination of Service, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company

(iv) If the Grantee incurs a Termination of Service for Cause, all unexercised Options and SARs (whether vested or unvested) shall be immediately canceled and forfeited to the Company.

(b) Restricted Stock. Except as otherwise provided in an Award Agreement:

(i) If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to Restrictions.

(ii) If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d) Waiver. Notwithstanding anything to the contrary in the Plan, the Committee may in its sole discretion as to all or part of any Award, at the time the Award is granted or thereafter, (i) determine that Awards shall become exercisable or vested, or Restrictions shall lapse, (ii) determine that Awards shall continue to become exercisable or vested in full or in installments, or Restrictions shall continue to lapse, after a Termination of Service, (iii) extend the period for exercise of Options or SARs following a Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall, in whole or in part, not be forfeited upon such Termination of Service.

5.4. Non-transferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death, or a transfer by the Grantee to the Company with respect to Restricted Stock, shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding Sections 5.4(a) and 5.4(b) above, to the extent provided in the applicable Award Agreement, Non-Qualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, (i) a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or similar entity of which all of the partners, members or stockholders are such Grantee or members of his or her Immediate Family, and (ii) the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5. Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with an Employer.

5.6. Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value.

5.7. Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any estate taxes payable with respect to such Shares have been paid or provided for.

5.8. No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.

Stock Options

6.1. Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3. Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under this Section 6.3, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of stockholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (a) lowering the exercise price of an Option or SAR after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Award, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section  4.2.

6.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 14, an Option shall become vested and exercisable as follows:

(a) the Option shall vest with respect to 20% of the Shares purchasable under the Option on the first anniversary of the Grant Date;

(b) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the second anniversary of the Grant Date;

(c) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the third anniversary of the Grant Date;

(d) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the fourth anniversary of the Grant Date; and

(e) the Option shall vest with respect to the remaining Shares purchasable under the Option on the fifth anniversary of the Grant Date.

6.5. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any Year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a Year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Non-Qualified Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) shall, by its terms, not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of the Plan, except as otherwise provided in subsections (d) and (e) above, as a Non-Qualified Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(n) and 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6. Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of whole Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check, money order, cashier’s check, or wire transfer;

(ii) with the approval of the Committee, Shares or Shares of Restricted Stock valued, as determined by the Committee, at an amount not to exceed the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law and the Company’s policies, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) The Committee may, in its discretion, specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (i) all the Shares acquired on exercise of the Option shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date, or (ii) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date.

(c) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including evidence of authority of such Person or Persons to exercise the Option.

(d) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.

Stock Appreciation Rights

7.1. Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis or in tandem with an Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2. Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall specify the Grant Date, the Strike Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the SAR pertains, the time or times at which such SAR shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as shall be determined by the Committee.

7.3. Strike Price. The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 14, SARs shall become vested and exercisable as follows:

(a) the SAR shall vest with respect to 20% of the Shares to which the SAR pertains on the first anniversary of the Grant Date;

(b) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the second anniversary of the Grant Date;

(c) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the third anniversary of the Grant Date;

(d) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the fourth anniversary of the Grant Date; and

(e) the SAR shall vest with respect to the remaining Shares to which the SAR pertains on the fifth anniversary of the Grant Date.

7.5. Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of whole Shares with respect to which the SAR is to be exercised. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6. Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.

Restricted Stock

8.1. Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2. Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, Restrictions under applicable laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the foregoing.

8.3. Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(b), or Section 14, a Restricted Stock Award shall become vested as follows:

(a) 20% of the Shares subject to the Restricted Stock Award shall vest on the first anniversary of the Grant Date;

(b) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the second anniversary of the Grant Date;

(c) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the third anniversary of the Grant Date;

(d) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the fourth anniversary of the Grant Date; and

(e) the remaining Shares subject to the Restricted Stock Award shall vest on the fifth anniversary of the Grant Date.

For purposes of calculating the number of Shares of Restricted Stock that vest as set forth above, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise specified in the applicable Award Agreement.

8.5. Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares of Restricted Stock or acquired such Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the

Grantee for such Restricted Stock or the Option Price, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as administratively practical. Such Restricted Stock shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6. Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes non-forfeitable or vested and transferable, or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes non-forfeitable or vested and transferable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7. Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same Restrictions and other terms (including forfeiture) as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may, in its discretion, provide for payment of interest on deferred cash dividends.

Section 9.

Restricted Stock Units

9.1. Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no stockholder voting rights with respect to Restricted Stock Units.

9.2. Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan or Code Section 409A as the Committee shall determine. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, or restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the foregoing.

9.3. Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share on the payment date of such dividend or distribution.

(b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1. Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2. Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section  409A.

10.3. Deferred Stock Elections.

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation Section 1.409A-2(b).

10.4. Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share, as determined by the Committee. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (i) a specified date within the meaning of Treasury Regulation Section 1.409A-3(i)(1), (ii) a Change in Control, (iii) the Grantee’s “separation from service” as provided in Treasury Regulation Section 1.409A-1(h), (iv) the Grantee’s death, (v) the Grantee’s Disability, or (vi) an “unforeseeable emergency” of the Grantee as provided in Treasury Regulation Section 1.409A-3(i)(3).

Section 11.

Performance Units

11.1. Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined by the Committee.

11.2. Value/Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units may be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable directly correlated to the degree of attainment of the various performance levels during the Performance Period. Unless otherwise provided in an Award

Agreement, no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with the Performance-Based Exception under Code Section 162(m), the Committee shall provide, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Grantee if the applicable Performance Goal is obtained and any Performance Goal shall be set by the Committee within the time period prescribed by Code Section 162(m).

11.3. Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.4. Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the Performance Goals or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the Performance Goals or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Goals or the Performance Period.

Section 12.

Annual Incentive Awards

12.1. Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such Year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2. Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any Year.

(b) Establishment of Performance Goals and Bonus Opportunities. For any Annual Incentive Award granted, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine, and as provided under Section 4.4.

(c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The

Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee may adjust the pre-established Performance Goals with respect to an Annual Incentive Award, as provided in Section 4.4. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and, in the absence of such determination by the Committee, the Grantee shall receive no Annual Incentive Award for such Year; provided, however, that, to extent that an Annual Incentive Award is intended to comply with the Performance-Based Exception, the payment of such Award shall be determined based upon actual performance at the end of the Year and any payment of such Award shall be paid in accordance with Section 12.3, unless otherwise provided in the applicable Award Agreement in a manner compliant with Code Section 162(m).

12.3. Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than the March 15 after the end of the Year for which the Annual Incentive Award relates. Annual Incentive Awards are intended to be exempt from Code Section 409A under the short-term deferral rule. Notwithstanding the foregoing, at the time of grant of an Annual Incentive Award, the Award Agreement may provide for a payment date that is intended to comply with Code Section 409A without causing additional taxation to the Grantee.

12.4. Form of Payment of Annual Incentive Awards. An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award, or any combination thereof, as provided in the Award Agreement or in such form as the Committee may approve.

Section 13.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Unless otherwise provided in the Award Agreement or in Section 9 or Section 10, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the Year following the Year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Section 9 or Section 10, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding the foregoing, no Dividend Equivalents may be paid with respect to unvested Performance Units.

Section 14.

Change in Control

14.1. Acceleration of Vesting. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the Section 2.11 definition of “Change in Control” with respect to a particular Award, and (b) a Grantee’s involuntary Termination of Service (other than due to Cause) that occurs during the two (2)-year period immediately following such Change in Control event, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse tax consequences under Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations with respect to a Change in Control in any Award Agreement as it may deem desirable.

14.2. Special Treatment in the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the Section 2.11 definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (x) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is greater than the Change in Control Price (defined below); or (y) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (A) the difference between the Change in Control Price and the Option Price or Strike Price (as applicable), multiplied by (B) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (X) the per-Share Fair Market Value as of the date of the Change in Control, and (Y) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 15.

Amendments and Termination

15.1. Amendment and Termination.

(a) Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders; provided that (i) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any securities exchange or automated quotation system on which the Shares may then be listed or quoted and (ii) no Plan amendment or termination shall accelerate the timing of any payments that constitute non-qualified deferred compensation under Code Section 409A so as to result in adverse tax consequences under Code Section 409A.

(b) Subject to Section 15.2, the Committee may amend the terms of any Award Agreement, prospectively or retroactively, in accordance with the terms of the Plan.

15.2. Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(k), 3.2(n), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan or an Award Agreement without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board or the Committee (as applicable) shall have the authority to amend the Plan and outstanding Awards to the extent necessary or advisable to account for changes in applicable law, regulations, rules or other written guidance without a Grantee’s consent.

Section 16.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s estate shall be the Grantee’s Beneficiary.

Section 17.

Withholding

17.1. Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR, upon the lapse of Restrictions on an Award or upon payment of any benefit or right under the Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of an Option or a SAR, upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee, in its sole discretion, may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to Section 17.1(a)(iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this Section 17.1(a) is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares shall be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.

General Provisions

18.1. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware (regardless of its conflict of laws principles) and applicable federal laws, and without reference to any rules of construction regarding the party responsible for the drafting hereof. Venue shall be in, and jurisdiction of, the State or Federal Court (as may be appropriate) nearest to the Company’s then headquarters.

18.2. Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4. Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award Agreement, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5. Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6. Code Section 409A. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including any regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, that, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her Beneficiaries, as applicable) for, any such adverse tax consequences. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), then such payment, to the extent payable due to the Grantee’s Termination of Service and not otherwise exempt from Code Section 409A, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, such Grantee’s death).

18.7. Mitigation of Excise Tax. Subject to the last sentence of this Section 18.7, if any payment or right accruing to a Grantee under the Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Unless otherwise provided in an Award Agreement or in an Employment Agreement, the foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

18.8. No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9. Awards Not Taken into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any Employment Agreement between an Employer and the Grantee, except as such Employment Agreement shall otherwise expressly provide.

18.10. Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an Employment Agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the Employment Agreement shall be controlling; provided, however, that (a) if the Grantee is a Section 16 Person, any terms in the Employment Agreement requiring approval of the Board, its compensation committee, or the Company’s stockholders in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Board, its compensation committee, or the stockholders, as applicable, and (b) the Employment Agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an Employment Agreement or modification to an Employment Agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the Employment Agreement expressly so provide.

18.11. Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.12. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.13. No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of or consultant to the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or an Employment Agreement, as applicable.

18.14. Military Service. Awards shall be administered in accordance with Code Section  414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15. Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. All references to Sections herein are intended to be references to sections of the Plan, unless otherwise indicated.

18.16. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18.17. Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

[FRONT SIDE OF PROXY CARD]

POWER SOLUTIONS INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Gary S. Winemaster and Daniel P. Gorey, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote in the manner indicated herein and in such proxyholder’s or proxyholders’ sole discretion upon any other matter that may properly come before the meeting, or any adjournments or postponements thereof, all of the shares of common stock of Power Solutions International, Inc. (the “Company”) held of record by the undersigned as of July 25, 2012 that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 29, 2012, at 10:00 a.m., Central Time, and any adjournments or postponements thereof.

Your vote is important to us! Please review the information below regarding the requirements for submitting a valid proxy.

Using a black ink pen, mark your votes with an X as shown in this example: ☒

Date and sign the proxy card; your proxy will not be voted without your signature.

Your proxy must be returned to Pacific Stock Transfer Company, the transfer agent for our common stock, no later than 3:00 p.m. Pacific Standard Time on Tuesday, August 28, 2012 via one of the following methods:

•	Using the enclosed envelope, mail to 4045 S Spencer St #403, Las Vegas, NV 89119

•	Fax to (702) 433-1979, Attention: Ralleigh Grandberry IV

•	Scan and e-mail to Ralleigh@pacificstocktransfer.com

Please note that whichever method you choose must show both the label and your signature when returned in order to be voted on your behalf.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IF OTHER MATTERS ARE PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, IN SUCH PROXYHOLDER’S OR PROXYHOLDERS’ SOLE DISCRETION ON THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2012.

The Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on August 29, 2012 is available at the Company’s website: http://www.powersint.com/proxy

[BACK SIDE OF PROXY CARD]

A. Proposals – The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Proposal to re-elect Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2013 Annual Meeting of Stockholders:

	FOR	WITHHOLD		FOR	WITHHOLD

Gary S. Winemaster	☐	☐	Jay J. Hansen	☐	☐

	FOR	WITHHOLD		FOR	WITHHOLD

Kenneth W. Landini	☐	☐	Mary E. Vogt	☐	☐

	FOR	WITHHOLD

H. Samuel Greenawalt	☐	☐

2. Proposal to consider and approve the Power Solutions International, Inc. 2012 Incentive Compensation Plan:

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. Proposal to ratify the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2012:

FOR	AGAINST	ABSTAIN

☐	☐	☐

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signor is a partnership, please sign in full partnership name by authorized person. If the signor is a limited liability company, please sign in full company name by authorized person.

Date (mm/dd/yy) – Please print date below.

Signature 1	Signature 2